Exhibit 2.2

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [ *** ]

AMENDMENT AND RESTATEMENT AGREEMENT

dated 7 April 2017

for

CRH PLC

with

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

acting as Agent

and others

RELATING TO A MULTICURRENCY FACILITY AGREEMENT DATED

11 JUNE 2014

Ref: L-257221

Linklaters LLP

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

THIS AGREEMENT is dated 7 April 2017 and made between:

(1)	CRH plc (the “Company”);

(2)	CRH plc (the “Guarantor”);

(3)	CRH FINANCE DESIGNATED ACTIVITY COMPANY (formerly known as CRH Finance Limited) in its capacity as agent for the Obligors (the “CRH Agent”);

(4)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Parties) as borrowers (the “Borrowers”);

(5)	CRH FINANCE S.A.S. in its capacity as a resigning borrower (“CRH France”);

(6)	CRH FINANCE GERMANY GMBH in its capacity as a resigning borrower (“CRH Germany”);

(7)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Parties) as existing lenders and existing swingline lenders (each an “Existing Lender” and together the “Existing Lenders”);

(8)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Parties) as the new lenders and new swingline lenders (each a “New Lender” and together the “New Lenders”);

(9)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Parties) as the departing lenders (each a “Departing Lender” and together the “Departing Lenders”);

(10)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as agent of the Finance Parties (the “Agent”); and

(11)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED and BANK OF AMERICA, N.A. as the swingline agents (the “Swingline Agents”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Agreement” means the Original Facility Agreement, as amended and restated in the form set out in Schedule 3 (Form of Amended Agreement).

“Effective Date” means the date of the notification by the Agent under Clause 2 (Conditions precedent) to the CRH Agent.

“Effective Time” means the time on the Effective Date at which the Agent delivers the notification under Clause 2 (Conditions precedent) to the CRH Agent.

“Existing Facility Agreement” means each of:

(a)	the EUR [***] facility agreement originally dated [***] between, among others, CRH Finance Designated Activity Company and [***];

(b)	the EUR [***] facility agreement originally dated [***] between, among others, CRH Finance Designated Activity Company and [***]; and

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(c)	the EUR [***] facility agreement originally dated [***] between, among others, CRH Finance Designated Activity Company and [***].

“Obligor” means each Obligor as at the date of this Agreement, but having given effect to the resignation of CRH France and CRH Germany as Borrowers pursuant to Clause 6 (Resignation of CRH France and CRH Germany).

“Original Facility Agreement” means the EUR2,500,000,000 multicurrency revolving credit facility agreement dated 11 June 2014 between (among others) the Company, certain Subsidiaries of the Company as borrowers, the Agent and the Lenders named in it (as amended from time to time prior to the date of this Agreement).

“Party” means a party to this Agreement.

“Upfront Fee Letter” means the fee letter dated on or about the date of this Agreement and which sets out certain fees to be paid by the Company to the Agent for the account of the New Lenders and the Existing Lenders on or about the Effective Date.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, terms defined in the Original Facility Agreement have the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4	Designation

In accordance with the Original Facility Agreement, each of the Company and the Agent designate this Agreement as a Finance Document.

2.	CONDITIONS PRECEDENT

(a)	The provisions of Clause 4 (Amendment) shall be effective only if, not later than 5:30 p.m. on Monday 10 April 2017, or such other date as the CRH Agent and the Agent may agree, the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the CRH Agent, the Existing Lenders, the New Lenders and the Departing Lenders promptly upon being so satisfied.

(b)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

3.	REPRESENTATIONS

Each Obligor makes the Repeating Representations, and the representations and warranties in clause 22.5 (Validity and admissibility in evidence) of the Original Facility Agreement:

(a)	on the date of this Agreement, by reference to the facts and circumstances then existing on the date of this Agreement, but as if references in clause 22 (Representations) of the Original Facility Agreement to “the Finance Documents” were instead to this Agreement and to the Original Facility Agreement; and

(b)	on the Effective Date, by reference to the facts and circumstances then existing on the Effective Date, but as if references in clause 22 (Representations) of the Original Facility Agreement to “the Finance Documents” were instead to this Agreement and to the Amended Agreement.

4.	AMENDMENT

4.1	Amendment

With effect from the Effective Time on the Effective Date, the Original Facility Agreement shall be amended and restated in the form set out in Schedule 3 (Form of Amended Agreement).

4.2	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.3	Commitments

From the Effective Time on the Effective Date, the Commitments of the Existing Lenders and the New Lenders will be as set out in Part IIA and Part IIB of Schedule 1 (The Original Parties) to the Amended Agreement (the “Amended Commitment Schedule”).

4.4	New Lenders

(a)	At the Effective Time on the Effective Date:

(i)	each New Lender becomes a Party to the Amended Agreement as a “Lender” and (as applicable) a “Swingline Lender” with the Commitments set opposite its name in the Amended Commitment Schedule and it (or one of its Affiliates) shall become an Ancillary L/C Lender, and it will obtain all of the rights, and undertakes to perform all obligations, of a Lender and Swingline Lender under the Finance Documents with such Commitments;

(ii)	the Commitments of each Departing Lender shall be zero and each Departing Lender will cease to be a Lender under the Amended Agreement, provided that notwithstanding this Clause 4.4:

(A)	UniCredit Luxembourg S.A. shall continue to be a “mandated lead arranger and bookrunner” and an Arranger under the Finance Documents; and

(B)	UBS Limited shall continue to be a “mandated lead arranger” and an Arranger under the Finance Documents; and

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(iii)	each of the Departing Lenders, the New Lenders and the Existing Lenders agree that each Departing Lender’s Commitments, rights and obligations will be deemed to have been transferred by novation in accordance with Clause 27.5 (Procedure for transfer) of the Original Facility Agreement to give effect to paragraphs (i) and (ii) above.

(b)	The Facility Office and address, email address, fax number and attention details for notices of each New Lender for the purposes of clause 33.2 (Addresses) and clause 33.5 (Electronic communication) of the Amended Agreement are as set out with its signature below.

(c)	Clause 27.3 (Transfer or assignment fee) of the Original Facility Agreement shall not apply to transactions described in this Clause 4.4.

5.	GUARANTEE CONFIRMATION

On the Effective Date, the Guarantor expressly acknowledges and agrees that the guarantees and indemnities granted by it in clause 21 (Guarantee and Indemnity) of the Original Facility Agreement and in the Finance Documents shall:

(a)	continue in full force and effect notwithstanding the amendment and restatement of the Original Facility Agreement made pursuant to this Agreement; and

(b)	extend to any new obligations assumed by each Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Agreement).

6.	RESIGNATION OF CRH FRANCE AND CRH GERMANY

6.1	Resignation of CRH France

(a)	On the Effective Date, the CRH Agent will be treated as having delivered to the Agent a duly executed Resignation Letter which complies with the requirements of clause 28.3 (Resignation of a Borrower) of the Original Facility Agreement in which the CRH Agent requests that CRH France ceases to be a Borrower.

(b)	By its execution of this Agreement, CRH France agrees that:

(i)	the CRH Agent shall be treated as having delivered a duly executed Resignation Letter to the Agent pursuant to paragraph (a) above; and

(ii)	it shall (subject to, and in accordance with, paragraph (c) below) resign as a Borrower with effect on and from the Effective Date.

(c)	On the Effective Date, but subject to each of the requirements specified in paragraphs (b)(i) and (b)(ii) of clause 28.3 (Resignation of a Borrower) of the Original Facility Agreement being satisfied on that date (with the requirements of paragraph (b)(i) of that clause to be satisfied by the delivery to the Agent of the certificate referred to in paragraph 1(f) of Schedule 2 (Conditions precedent) on the Effective Date), the Agent shall be treated as having accepted a duly executed Resignation Letter which complies with the requirements of clause 28.3 (Resignation of a Borrower) of the Original Facility Agreement in respect of CRH France ceasing to be a Borrower and shall, on the Effective Date, confirm to the CRH Agent that CRH France has ceased to be a Borrower with effect on and from the Effective Date and accordingly that CRH France has no further rights or obligations under the Finance Documents.

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

6.2	Resignation of CRH Germany

(a)	On the Effective Date, the CRH Agent will be treated as having delivered to the Agent a duly executed Resignation Letter which complies with the requirements of clause 28.3 (Resignation of a Borrower) of the Original Facility Agreement in which the CRH Agent requests that CRH Germany ceases to be a Borrower.

(b)	By its execution of this Agreement, CRH Germany agrees that:

(i)	the CRH Agent shall be treated as having delivered a duly executed Resignation Letter to the Agent pursuant to paragraph (a) above; and

(ii)	it shall (subject to, and in accordance with, paragraph (c) below) resign as a Borrower with effect on and from the Effective Date.

(c)	On the Effective Date, but subject to each of the requirements specified in paragraphs (b)(i) and (b)(ii) of clause 28.3 (Resignation of a Borrower) of the Original Facility Agreement being satisfied on that date (with the requirements of paragraph (b)(i) of that clause to be satisfied by the delivery to the Agent of the certificate referred to in paragraph 1(f) of Schedule 2 (Conditions precedent) on the Effective Date), the Agent shall be treated as having accepted a duly executed Resignation Letter which complies with the requirements of clause 28.3 (Resignation of a Borrower) of the Original Facility Agreement in respect of CRH Germany ceasing to be a Borrower and shall, on the Effective Date, confirm to the CRH Agent that CRH Germany has ceased to be a Borrower with effect on and from the Effective Date and accordingly CRH Germany has no further rights or obligations under the Finance Documents.

7.	TRANSACTION EXPENSES

The Company shall within three Business Days of demand reimburse the Agent for the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

8.	MISCELLANEOUS

8.1	Incorporation of terms

The provisions of clause 33 (Notices), clause 35 (Partial Invalidity), clause 36 (Remedies and waivers) and clause 42 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

8.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 1

THE PARTIES

PART I

THE OBLIGORS

Name of Borrower	Registration number (or equivalent, if any)

CRH Finance (U.K.) plc	02153217 (Registered in England)

CRH Finance Designated Activity Company (formerly known as CRH Finance Limited)	50074 (Registered in Ireland)

CRH Belgard Limited	89784 (Registered in Ireland)

CRH Funding B.V.	57502536 (Registered in the Netherlands)

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART II

The Existing Lenders:

(a)	The existing lenders

Abbey National Treasury Services plc (trading as Santander Global Corporate Banking1)

Bank of America Merrill Lynch International Limited

Bank of China Limited, London Branch

Barclays Bank PLC

BNP Paribas, Dublin Branch

Citibank Europe PLC

Commerzbank Aktiengesellschaft, London Branch

Crédit Agricole Corporate and Investment Bank

Danske Bank A/S, Dublin Branch

HSBC Bank plc

ING Bank N.V., Dublin Branch

JPMorgan Chase Bank N.A., London Branch

Societe Generale, London Branch

The Royal Bank of Scotland plc

Wells Fargo Bank International UC (formerly known as Wells Fargo Bank International)

Standard Chartered Bank

(b)	The existing swingline lenders

Abbey National Treasury Services plc (trading as Santander Global Corporate Banking)

Bank of America Merrill Lynch International Limited

Barclays Bank PLC

BNP Paribas, Dublin Branch

Citibank Europe PLC

Commerzbank Aktiengesellschaft, London Branch

Crédit Agricole Corporate and Investment Bank

HSBC Bank plc

ING Bank N.V., Dublin Branch

JPMorgan Chase Bank N.A., London Branch

1	Note: Abbey National Treasury Services plc formerly traded as Santander Global Banking & Markets.

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

Societe Generale, London Branch

The Royal Bank of Scotland plc

Wells Fargo Bank International UC (formerly known as Wells Fargo Bank International)

Standard Chartered Bank

The Departing Lenders

Banco Bilbao Vizcaya Argentaria, S.A.

UBS Limited

UniCredit Luxembourg S.A.

The New Lenders:

(a)	The new lenders

Mizuho Bank, Ltd.

RBC Europe Limited

Royal Bank of Canada

TD Bank Europe Ltd

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

UniCredit Bank Aktiengesellschaft, London Branch

DBS Bank Ltd, London Branch

KBC Bank NV, London Branch

UBS AG, London Branch

(b)	The new swingline lenders

Mizuho Bank, Ltd.

RBC Europe Limited

Royal Bank of Canada

TD Bank Europe Ltd

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

UniCredit Bank Aktiengesellschaft, London Branch

KBC Bank NV, London Branch

UBS AG, London Branch

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor or a certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors or the relevant corporate body of each Obligor (or, in respect of the Company, a committee of the board of directors):

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A copy of a resolution of the board of directors of the Company appointing the committee of the board of directors referred to in paragraph (b) above.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e)	A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments (as increased pursuant to the amendments to the Original Facility Agreement pursuant to Clause 4 (Amendment) above) would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(f)	A certificate of the CRH Agent (signed by an authorised signatory) confirming, for the purposes of Clause 6 (Resignation of CRH France and CRH Germany) above, that no Default is, as at the Effective Date, continuing or would result from the acceptance (or for the purposes of this Agreement, the deemed acceptance) of a Resignation Letter which requests that CRH France and CRH Germany cease to be Borrowers.

(g)	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect (as appropriate) as at a date no earlier than the date of this Agreement.

2.	Legal opinions

(a)	A legal opinion of Clifford Chance LLP, London, legal advisers to the Agent in England, substantially in the form distributed to the New Lenders and the Existing Lenders prior to signing this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)	A legal opinion of Clifford Chance LLP, Amsterdam, legal advisers to the Agent in the Netherlands, substantially in the form distributed to the New Lenders and the Existing Lenders prior to signing this Agreement.

(c)	A legal opinion of A&L Goodbody Solicitors, Dublin, legal advisers to the Agent in Ireland, substantially in the form distributed to the New Lenders and the Existing Lenders prior to signing this Agreement.

3.	Other documents and evidence

(a)	Evidence that the costs and expenses then due from the Company pursuant to Clause 7 (Transaction expenses) have been paid or will be paid on the Effective Date.

(b)	A certificate of the CRH Agent (signed by an authorised signatory), dated no earlier than the date of this Agreement, confirming that no Ancillary L/C Outstandings made available by any Departing Lender to any Borrower will, on the Effective Date, be in force and outstanding.

(c)	A copy of the Upfront Fee Letter, signed by all parties thereto.

(d)	A copy of an executed notice (addressed to the relevant financial institution) of the cancellation in full of all commitments under each Existing Facility Agreement on or prior to the Effective Date.

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CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 3

FORM OF AMENDED AGREEMENT

11

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

RESTATED VERSION

EUR 3,500,000,000

MULTICURRENCY REVOLVING FACILITY AGREEMENT

originally dated 11 June 2014

(as amended and restated by an amendment and restatement agreement dated 7 April 2017)

for CRH

plc

arranged by

ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL

CORPORATE BANKING), BANK OF AMERICA MERRILL LYNCH INTERNATIONAL

LIMITED, BANK OF CHINA LIMITED, LONDON BRANCH, BARCLAYS BANK PLC,

BNP PARIBAS, DUBLIN BRANCH, CITIBANK EUROPE PLC, COMMERZBANK

AKTIENGESELLSCHAFT, LONDON BRANCH, CRÉDIT AGRICOLE CORPORATE AND

INVESTMENT BANK, DANSKE BANK A/S, DUBLIN BRANCH, HSBC BANK PLC, ING

BANK N.V., DUBLIN BRANCH, J.P. MORGAN LIMITED, MIZUHO BANK, LTD., ROYAL

BANK OF CANADA, SOCIETE GENERALE, LONDON BRANCH, TD BANK EUROPE

LTD, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., THE ROYAL BANK OF SCOTLAND

PLC, UNICREDIT LUXEMBOURG S.A. AND WELLS FARGO BANK INTERNATIONAL UC

AS BOOKRUNNERS AND MANDATED LEAD ARRANGERS

AND

DBS BANK LTD, LONDON BRANCH, KBC BANK NV, LONDON BRANCH, STANDARD

CHARTERED BANK AND UBS LIMITED

AS MANDATED LEAD ARRANGERS

with

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

acting as Agent

Ref: L-257221

Linklaters LLP

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION

10.	Repayment	46

11.	Prepayment and Cancellation	48

SECTION 5 COSTS OF UTILISATION

12.	Interest	54

13.	Interest Periods	55

14.	Changes to the Calculation of Interest	55

15.	Fees	57

SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS

16.	Tax Gross Up and Indemnities	59

17.	Increased Costs	73

18.	Other Indemnities	75

19.	Mitigation by the Lenders	76

20.	Costs and Expenses	77

SECTION 7 GUARANTEE

21.	Guarantee and Indemnity	78

SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.	Representations	81

23.	Information Undertakings	84

24.	Financial Covenants	88

25.	General Undertakings	90

26.	Events of Default	93

(i)

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SECTION 9 CHANGES TO PARTIES

27.	Changes to the Lenders	97

28.	Changes to the Obligors	102

SECTION 10 THE FINANCE PARTIES

29.	Role of the Agent, the Arranger and the Reference Banks	104

30.	Conduct of Business by the Finance Parties	113

31.	Sharing among the Finance Parties	113

SECTION 11 ADMINISTRATION

32.	Payment Mechanics	116

33.	Notices	119

34.	Calculations and Certificates	121

35.	Partial Invalidity	122

36.	Remedies and Waivers	122

37.	Amendments and Waivers	122

38.	Confidential Information	126

39.	Confidentiality of Funding Rates and Reference Bank Quotations	130

40.	Counterparts	131

SECTION 12 GOVERNING LAW AND ENFORCEMENT

41.	Governing Law	132

42.	Enforcement	132

THE SCHEDULES
SCHEDULE		PAGE
SCHEDULE 1 The Original Parties		133
SCHEDULE 2 Conditions Precedent		139
SCHEDULE 3 Requests		145
SCHEDULE 4 Form of Transfer Certificate		150
SCHEDULE 5 Form of Assignment Agreement		154
SCHEDULE 6 Form of Accession Letter		158
SCHEDULE 7 Form of Resignation Letter		159
SCHEDULE 8 Form of Compliance Certificate		160
SCHEDULE 9 Timetables		161
SCHEDULE 10 Ancillary L/C Facilities		163
SCHEDULE 11 Form of Extension Notice		174
SCHEDULE 12 Form of Increase Confirmation		175
SCHEDULE 13 Form of Accordion Increase Request		179
SCHEDULE 14 Form of Accordion Increase Confirmation		180
SCHEDULE 15 Form of TEG Letter		184
SCHEDULE 16 Form of Designation Notice		186

(ii)

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

THIS AGREEMENT is originally dated 11 June 2014 (as amended and restated pursuant to the Amendment and Restatement Agreement on the Effective Date) and was made between:

(1)	CRH plc, registered in Ireland with registration number 12965 (the “Company”);

(2)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”);

(3)	CRH plc as guarantor (the “Guarantor”);

(4)	CRH FINANCE DESIGNATED ACTIVITY COMPANY (FORMERLY KNOWN AS CRH FINANCE LIMITED) as agent for the Obligors (the “CRH Agent”);

(5)	ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL CORPORATE BANKING1), BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, BANK OF CHINA LIMITED, LONDON BRANCH, BARCLAYS BANK PLC, BNP PARIBAS, DUBLIN BRANCH, CITIBANK EUROPE PLC, COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DANSKE BANK A/S, DUBLIN BRANCH, HSBC BANK PLC, ING BANK N.V., DUBLIN BRANCH, J.P. MORGAN LIMITED, MIZUHO BANK, LTD., ROYAL BANK OF CANADA, SOCIETE GENERALE, LONDON BRANCH, TD BANK EUROPE LTD, THE BANK OF TOKYO- MITSUBISHI UFJ, LTD., THE ROYAL BANK OF SCOTLAND PLC, UNICREDIT LUXEMBOURG S.A. and WELLS FARGO BANK INTERNATIONAL UC2 as bookrunners and mandated lead arrangers and DBS BANK LTD, LONDON BRANCH, KBC BANK NV, LONDON BRANCH, STANDARD CHARTERED BANK and UBS LIMITED as mandated lead arrangers (whether acting individually or together the “Arranger”);

(6)	THE FINANCIAL INSTITUTIONS listed in Part IIA of Schedule 1 (The Original Parties) as lenders and THE FINANCIAL INSTITUTIONS listed in Part IIB of Schedule 1 (The Original Parties) as the original swingline lenders (together, the “Original Lenders”);

(7)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as agent of the other Finance Parties (the “Agent”); and

(8)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED and BANK OF AMERICA, N.A. as the Affiliates of the Agent, appointed by the Agent on the date of this Agreement pursuant to Clause 7.10 (Swingline Agent), through which the Agent is to perform its duties in respect of the Swingline Facility (each an “Original Swingline Agent” and together the “Original Swingline Agents”).

IT IS AGREED as follows:

[1]	Abbey National Treasury Services plc was trading as Santander Global Banking & Markets on the date of this Agreement.
[2]	Wells Fargo Bank International UC was formally known as Wells Fargo Bank International.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or Fitch of A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Agent or, if the Agent is an Impaired Agent, the Majority Lenders.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Accordion Increase Amount” means, in respect of an Accordion Increase Request, the amount of the increase in the Revolving Facility Commitment requested in that Accordion Increase Request.

“Accordion Increase Confirmation” means a confirmation substantially in the form set out in Schedule 14 (Form of Accordion Increase Confirmation).

“Accordion Increase Date” has the meaning given to it in Clause 2.3 (Increase – Accordion Option).

“Accordion Increase Lender” has the meaning given to it in Clause 2.3 (Increase – Accordion Option).

“Accordion Increase Request” means a request substantially in the form set out in Schedule 13 (Form of Accordion Increase Request).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

“Adjusted Minimum Consolidated Shareholders’ Funds” has the meaning given to it in Clause 24.1 (Financial definitions).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to:

(a)

The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings; and

(b)	Crédit Agricole Corporate and Investment Bank, the term “Affiliate” shall include any Caisse Régionale de Crédit Agricole Mutual and Crédit Lyonnais.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Agreed Rating Agencies” means, as at the date of this Agreement, Moody’s and S&P, or any other ratings agencies subsequently agreed between the CRH Agent and the Majority Lenders to replace Moody’s and/or S&P.

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated 7 April 2017 between, among others, the Company, the CRH Agent and the Agent and which relates to this Agreement.

“Ancillary L/C Commencement Date” means, in relation to an Ancillary L/C Facility, the date on which that Ancillary L/C Facility is first made available, which date shall be a Business Day within the Availability Period.

“Ancillary L/C Commitment” means, in relation to an Ancillary L/C Lender and an Ancillary L/C Facility, the maximum Base Currency Amount which that Ancillary L/C Lender has agreed to make available from time to time under an Ancillary L/C Facility, to the extent that amount is not cancelled or reduced under this Agreement.

“Ancillary L/C Facility” means any ancillary standby letter of credit facility for the issue of Letters of Credit made available by an Ancillary L/C Lender in accordance with Clause 9 (Ancillary L/C Facilities) and on the terms set out in Schedule 10 (Ancillary L/C Facilities).

“Ancillary L/C Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary L/C Facility in accordance with Clause 9 (Ancillary L/C Facilities).

“Ancillary L/C Outstandings” means, at any time, in relation to an Ancillary L/C Lender and an Ancillary L/C Facility then in force the aggregate of the equivalent in the Base Currency of the face amount of each Letter of Credit issued under that Ancillary L/C Facility.

“Anti-Boycott Regulations” has the meaning given to it in Clause 22.14 (Sanctions).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the CRH Agent.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the Termination Date.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

“Available Ancillary L/C Commitment” means, in relation to an Ancillary L/C Facility, an Ancillary L/C Lender’s Ancillary L/C Commitment less the Ancillary L/C Outstandings in relation to that Ancillary L/C Facility.

“Available Commitment” means (but without limiting Clause 6.5 (Relationship with Revolving Facility)), in relation to a Facility, a Lender’s Commitment under that Facility minus (subject to Clause 9.7 (Affiliates of Lenders as Ancillary L/C Lenders) and as set out below):

(a)	the Base Currency Amount of its participation in any outstanding Loans under that Facility and (for the purposes of the Revolving Facility only) the Base Currency Amount of the aggregate of its (or its Affiliate’s) Ancillary L/C Commitments; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date and (for the purposes of the Revolving Facility only) the Base Currency Amount of its (or its Affiliate’s) Ancillary L/C Commitment in relation to any new Ancillary L/C Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility, the following amounts shall not be deducted from a Lender’s Revolving Facility Commitment:

(i)	that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s (or its Affiliate’s) Ancillary L/C Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Available Swingline Commitment” of a Swingline Lender means (but without limiting Clause 6.5 (Relationship with Revolving Facility) that Lender’s Swingline Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Swingline Loans; and

(b)	in relation to any proposed Utilisation under the Swingline Facility, the Base Currency Amount of its participation in any Swingline Loans that are due to be made under the Swingline Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Swingline Facility” means the aggregate for the time being of each Swingline Lender’s Available Swingline Commitment.

“Base Currency” means euro.

“Base Currency Amount” means:

(a)	in relation to a Loan, the amount specified in the Utilisation Request delivered by (or on behalf of) a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request); and

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)	in relation to an Ancillary L/C Commitment, the amount specified as such in the notice delivered to the Agent by the CRH Agent pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary L/C Commencement Date for that Ancillary L/C Facility or, if later, the date the Agent receives the notice of the Ancillary L/C Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Loan, or (as the case may be) cancellation or reduction of an Ancillary L/C Facility.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)	the interest, excluding the Margin, which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day; or

(c)	(in relation to an Ancillary L/C Facility made available by an Ancillary L/C Lender operating out of an office other than London) a day on which the office of the relevant Ancillary L/C Lender is open for general business.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Revolving Facility Commitment, a Swingline Facility Commitment or an Ancillary L/C Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

“Confidential Information” means all information relating to the Company, the CRH Agent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

“Consolidated Shareholders’ Funds” means the aggregate of:

(a)	the amount of share capital of the Company for the time being issued, paid up or credited as paid up (including equity, preference share capital and share premium account); and

(b)	the amount standing to the credit of the consolidated capital and revenue reserves (including retained income, foreign currency translation reserve and other reserves), capital grants, deferred taxation liabilities and minority shareholders’ interest but deducting the amount of repayable government grants, but excluding any revaluation upwards since 31 December 2013 of plant and machinery.

“Covenant Date” means each of 30 June and 31 December.

“CTA” means the Corporation Tax Act 2009.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period and/or the giving of notice) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)	with respect to which an Insolvency Event has occurred and is continuing; or

(d)	whose Affiliate participates in a Swingline Loan and such Affiliate is a Defaulting Lender,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error and payment is made within 5 Business Days of its due date; or

(B)	a Disruption Event and payment is made within 10 Business Days of its due date;

or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Designation Notice” means a notice substantially in the form set out in Schedule 16 (Form of Designation Notice).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Borrower” means CRH Funding B.V. and any Additional Borrower incorporated in The Netherlands.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

“ECGD” means the Export Credit Guarantee Department of the United Kingdom.

“Effective Date” has the meaning given to such term in the Amendment and Restatement Agreement.

“Effective Time” has the meaning given to such term in the Amendment and Restatement Agreement.

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Unavailability of Screen Rate).

“Euro Swingline Margin” means the then applicable Margin.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Bilateral Facility Agreement” means each of the following credit agreements:

(a)	the bilateral multicurrency revolving credit facility agreement dated [***] between, among others, the Company as guarantor and [***] as lender;

(b)	the bilateral multicurrency revolving credit facility agreement dated [***] between, among others, the Company as guarantor and [***] as lender;

(c)	the bilateral multicurrency revolving credit facility agreement dated [***] between, among others, the Company as guarantor and [***] (now known as [***]); and

(d)	the bilateral multicurrency revolving credit facility agreement dated [***] between, among others, the Company as guarantor and [***] as lender.

“Existing Syndicated Facility Agreement” means the multicurrency revolving credit facility agreement originally dated 15 July 2011 between, among others, the Company as guarantor and The Royal Bank of Scotland plc as facility agent (as amended, supplemented, varied and/or restated from time to time including on 9 September 2011).

“Extending Lender” has the meaning given to it in Clause 10.3 (Extension option).

“Extension Request” has the meaning given to it in Clause 10.3 (Extension option).

“Facility” means the Revolving Facility or the Swingline Facility.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

“FATCA” means:

(a)	sections 1471 to 1474 of the Code, or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; and

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the United States Internal Revenue Service, the government of the United States of America or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States of America), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States of America), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Funds Rate” means, in relation to any day, the rate per annum equal to:

(a)	the weighted average of the rates on overnight Federal funds transactions with members of the U.S. Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)	if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the Agent from three Federal funds brokers of recognised standing selected by the Agent.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

“Fee Letter” means:

(a)	any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 15 (Fees); and

(b)	any letter or letters dated on or about the date of the Amendment and Restatement Agreement between the Arranger and the Company (or the Agent and the Company) setting out any fees referred to in the Amendment and Restatement Agreement.

“Finance Document” means this Agreement, the Amendment and Restatement Agreement, any Fee Letter, any Utilisation Request, any Accession Letter, any Resignation Letter and any other document designated as a “Finance Document” by the Agent and the Company.

“Finance Party” means the Agent, the Swingline Agent, the Arranger, a Lender or any Ancillary L/C Lender.

“Financial Indebtedness” means any indebtedness (without double counting) for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS in force as at the date of this Agreement, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with IFRS in force at the date of this Agreement, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition required by IFRS in force as at the date of this Agreement to be shown as a borrowing in the audited consolidated balance sheet of the Group;

(g)	for the purpose of Clause 26.5 (Cross acceleration) only, any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (other than bid bonds and performance bonds and advance payment bonds issued in the ordinary course of trading, and letters of credit in relation to insurance arrangements of the Group); and

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(i)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above,

but excluding indebtedness owing by a member of the Group to another member of the Group.

“Fitch” means Fitch Ratings Ltd.

“French Borrower” means a Borrower incorporated or established in France.

“French Group Member” means a member of the Group incorporated or established in France.

“French Obligor” means an Obligor incorporated or established in France.

“Funding Rate” means any individual rate notified by:

(a)	a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 14.4 (Cost of funds); or

(b)	(in respect of a Swingline Loan) a Swingline Lender participating in a Swingline Loan to the Agent pursuant to paragraph (b) of Clause 7.8 (Cost of Funds – Swingline Loans in the Base Currency).

“German Borrower” means a Borrower incorporated in Germany.

“German Entity” means a German Group Member or a member of the Group which has its centre of main interest (as that term is used in The Council of European Union Regulation No. 1346/2000 on Insolvency Proceedings) in Germany.

“German Group Member” means a member of the Group incorporated in Germany.

“German Obligor” means an Obligor incorporated in Germany.

“Group” means the Company and its Subsidiaries for the time being.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards as adopted by the European Union, within the meaning of the IAS Regulation 1606/2002, to the extent applicable to the relevant financial statements. IFRS as adopted by the European Union comprise standards (including predecessor International Accounting Standards carried over into IFRS on transition) and interpretations approved by the International Accounting Standards Board.

“Impaired Agent” means the Agent at any time when:

(a)	it or the Swingline Agent has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent or the Swingline Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender” and, in the case of an event or circumstance referred to in paragraph (a) of such definition, none of the exceptions apply to that paragraph; or

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent or the Swingline Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error and payment is made within 5 Business Days of its due date; or

(B)	a Disruption Event and payment is made within 10 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to it in Clause 2.2 (Increase).

“Information Package” means all written information supplied by the Group to the Arranger in connection with this Agreement but excluding any such information published or prepared by sources external to the Group.

“Initial Minimum Consolidated Shareholders’ Funds” has the meaning given to it in Clause 24.1 (Financial definitions).

“Insolvency Event” means in relation to a Finance Party:

(a)	the appointment of a liquidator, examiner, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Finance Party or all or substantially all of that Finance Party’s assets;

(b)	that Finance Party is subject to any event which has an analogous effect to any of the events specified in paragraph (a) above under the laws of any applicable jurisdiction; or

(c)	that Finance Party suspends making payments on all or substantially all of its debts or publicly announces an intention to do so,

in each case, other than by way of an Undisclosed Administration.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“Ireland” means Ireland (excluding Northern Ireland).

“Irish Borrower” means a Borrower incorporated in Ireland.

“ITA” means the Income Tax Act 2007.

“Lender” means:

(a)	any Original Lender; or

(b)	any bank or financial institution which has become a Party in accordance with Clause 2.2 (Increase), Clause 2.3 (Increase – Accordion Option) or Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Letter of Credit” means a standby letter of credit issued or to be issued substantially in the form set out in Part IV (Form of Letter of Credit) of Schedule 10 (Ancillary L/C Facilities) with such changes as are (i) requested by a Borrower and agreed to by the relevant Ancillary L/C Lender, or (ii) requested by the relevant Ancillary L/C Lender and agreed to by the Borrower (in each case, acting reasonably), or in any other form as agreed between a Borrower and the relevant Ancillary L/C Lender (in each case, acting reasonably).

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Unavailability of Screen Rate).

“LMA” means the Loan Market Association.

“Loan” means a Revolving Facility Loan or a Swingline Loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Majority Lenders” means a Lender or Lenders whose Revolving Facility Commitments aggregate more than 66 2⁄3 per cent. of the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Revolving Facility Commitments immediately prior to the reduction).

“Margin” means at any time the rate per annum determined by reference to the published (and not withdrawn) long term unsecured credit rating assigned to the Company at that time by the Agreed Rating Agencies in accordance with the table below:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

Rating Moody’s/S&P	Margin (% per annum)
A3/A- or higher	0.[***]
Baa1/BBB+	0.[***]
Baa2/BBB	0.[***]
Baa3/BBB- or less	0.[***]

However:

(a)	at any time while an Event of Default is continuing, the applicable Margin shall be the highest percentage per annum set out above;

(b)	any increase or decrease in the applicable Margin shall take effect on the first Business Day after publication by the Agreed Rating Agencies of a change in such published long term unsecured credit rating assigned to the Company by the Agreed Rating Agencies or, in the case of paragraphs (c) and (d) below, the Business Day following the date on which the Agreed Rating Agencies cease to assign a rating to the Company;

(c)	if at any time no long term unsecured credit rating is assigned to the Company by any of the Agreed Rating Agencies, the applicable Margin shall be 0.[***] per cent. per annum;

(d)	if at any time a long term unsecured credit rating is assigned to the Company by only one of the Agreed Rating Agencies, the applicable Margin shall be determined by reference to that rating; and

(e)	at any time while there is a long term unsecured credit rating assigned to the Company by more than one of the Agreed Rating Agencies, if these ratings are not equivalent the applicable Margin shall be determined on the basis of the simple average of the Margins indicated for each of the respective ratings.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations or financial condition of the Group taken as a whole;

(b)	the ability of an Obligor to perform its payment obligations under the Finance Documents; or

(c)	the validity or enforceability of the Finance Documents.

“Material Subsidiary” means each of the Borrowers and any other member of the Group whose Shareholders’ Funds are more than 5 per cent. of the Consolidated Shareholders’ Funds.

“Minimum Consolidated Shareholders’ Funds” has the meaning given to it in Clause 24.1 (Financial definitions).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Services Limited.

“New Lender” has the meaning given to it in Clause 27.1 (Assignments and transfers by the Lenders).

“New York Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York City.

“Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (Etat ou territoire non coopératif) as set out in the list referred to in Article 238-0 A of the French tax code (Code Général des Impôts), as such list may be amended from time to time.

“Obligor” means a Borrower or the Guarantor.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)	in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2013; and

(b)	in relation to each Original Obligor (other than the Company), its audited financial statements for its financial year ended 31 December 2013.

“Original Obligor” means an Original Borrower or the Guarantor.

“Original Swingline Lender” means an Original Lender listed in Part IIB of Schedule 1 (The Original Parties) as a swingline lender.

“Overall Commitment” of a Lender means:

(a)	its Revolving Facility Commitment (including its or its Affiliate’s Ancillary L/C Commitment, if any); or

(b)	in the case of a Swingline Lender which does not have a Revolving Facility Commitment, the Revolving Facility Commitment (including any Ancillary L/C Commitment) of a Lender which is its Affiliate.

“Overnight LIBOR” means, in relation to any day:

(a)	the applicable Screen Rate as of 11:00 a.m. on that day; or

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)	as otherwise determined in accordance with Clause 7.6 (Unavailability of Screen Rate – Swingline Loans in the Base Currency).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Qualifying Lender” has the meaning given to it in Clause 16 (Tax Gross Up and Indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is domestic sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations for that currency and period would normally be given on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as either:

(i)	if:

(A)	the Reference Bank is a contributor to the applicable Screen Rate; and

(B)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market;

(b)	in relation to EURIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

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(c)	in relation to Overnight LIBOR as either:

(i)	if:

(A)	the Reference Bank is a contributor to the applicable Screen Rate; and

(B)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and day) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)	in any other case, the rate, as of 11:00 a.m. on the relevant day, at which the relevant Reference Bank could fund itself in euro for an overnight period on that day with reference to the unsecured wholesale funding market.

“Reference Banks” means:

(a)	in relation to LIBOR, the principal London offices of any four banks, as may be appointed by the Agent with the approval of the Company and the relevant bank from time to time;

(b)	in relation to EURIBOR, the principal London offices of any four banks, as may be appointed by the Agent with the approval of the Company and the relevant bank from time to time; and

(c)	in relation Overnight LIBOR, the principal London offices of any four banks, as may be appointed by the Agent with the approval of the Company and the relevant bank from time to time.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Repeating Representations” means each of the representations set out in paragraph (a) of Clause 22.1 (Status), Clause 22.2 (Binding obligations), Clause 22.3 (Non-conflict with other obligations), Clause 22.4 (Power and authority), paragraph (a) of Clause 22.9 (No default) and Clause 22.12 (Pari passu ranking).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Lender” has the meaning given to it in Clause 22.14 (Sanctions).

“Restricted Party” means a person that is:

(a)	listed on any Sanctions List; or

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(b)	domiciled in or incorporated under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions.

“Revenue Commissioners” means the Revenue Commissioners of Ireland.

“Revolving Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Revolving Facility), part of which may be designated an Ancillary L/C Facility in accordance with Clause 9 (Ancillary L/C Facilities).

“Revolving Facility Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment as at the Effective Date” in Part IIA of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Increase – Accordion Option); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Increase – Accordion Option),

in each case to the extent not cancelled, reduced or transferred by it under this Agreement (including a reduction pursuant to Clause 9 (Ancillary L/C Facilities)).

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

“S&P” means Standard & Poor’s Ratings Services.

“Sanctions” means the economic sanctions laws, regulations, embargoes or other similar restrictive measures administered, enacted or enforced by:

(a)	the government of the United States of America;

(b)	the United Nations;

(c)	the European Union;

(d)	the government of the United Kingdom; or

(e)	the respective governmental institutions and agencies of any of those bodies listed in paragraphs (a) to (d) (inclusive) above, including (without limitation):

(i)	the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”);

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(ii)	the US Department of State; and

(iii)	Her Majesty’s Treasury in the United Kingdom (“HMT”),

together being the “Sanctions Authorities”.

“Sanctions List” means:

(a)	the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC;

(b)	the “Consolidated List of Financial Sanctions Targets” and the “Investment Ban List” maintained by HMT; and

(c)	any similar list maintained by any of the Sanctions Authorities.

“Screen Rate” means:

(a)	in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)	in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(c)	in relation to Overnight LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for euro and an overnight period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the CRH Agent and the Lenders.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shareholders’ Funds” in relation to a Subsidiary of the Company shall be determined on an unconsolidated basis (in relation to that Subsidiary alone and not by reference to its Subsidiaries, if any) in the manner provided for in the definition of Consolidated Shareholders’ Funds.

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

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“Subsidiary” means any person (referred to as the “first person”) in respect of which another person (referred to as the “second person”):

(a)	has the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the first person;

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the first person; or

(iii)	give directions with respect to the operating and financial policies of the first person with which the directors or other equivalent officers of the first person are obliged to comply; or

(b)	holds beneficially more than 50% of the issued share capital of the first person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Swingline Agent” means an Affiliate or Affiliates of the Agent through which the Agent performs its duties in respect of the Swingline Facility pursuant to Clause 7.10 (Swingline Agent) being, as at the date of this Agreement, each Original Swingline Agent.

“Swingline Business Day” means:

(a)	in relation to any date for payment or purchase of euro, a day which is a London Business Day and any TARGET Day; or

(b)	in relation to any date for payment or purchase of dollars, a New York Business Day.

“Swingline Commitment” means:

(a)	in relation to an Original Swingline Lender, the amount in the Base Currency set out opposite its name under the heading “Swingline Commitment as at the Effective Date” in Part IIB of Schedule 1 (The Original Parties) and the amount of any other Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Swingline Lender, the amount of any Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Swingline Facility” means the euro multicurrency swingline loan facility made available under this Agreement as described in Clause 7 (Swingline Loans).

“Swingline Lender” means:

(a)	an Original Swingline Lender; or

(b)	any other person that becomes a Swingline Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

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“Swingline Loan” means a loan made or to be made under the Swingline Facility or the principal amount outstanding for the time being of that loan.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to it in Clause 16.1 (Definitions).

“TCA” means the Taxes Consolidation Act 1997 of Ireland.

“TEG” has the meaning given to that term in Clause 12.5 (Effective global rate).

“TEG Letter” means a document substantially in the form set out in Schedule 15 (Form of TEG Letter).

“Termination Date” means, subject to Clause 10.3 (Extension option), the date which is five years after the Effective Date.

“Total Commitments” means the aggregate of the Commitments, being EUR 3,500,000,000 as at the Effective Date, subject to any increase pursuant to Clause 2.2 (Increase) or Clause 2.3 (Increase – Accordion Option).

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being EUR 3,500,000,000 as at the Effective Date, subject to any increase pursuant to Clause 2.2 (Increase) or Clause 2.3 (Increase – Accordion Option).

“Total Swingline Commitments” means the aggregate of the Swingline Commitments, being EUR 750,000,000 as at the Effective Date, subject to any increase pursuant to Clause 2.2 (Increase).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Obligor” has the meaning given to it in Clause 16.1 (Definitions).

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“Undisclosed Administration” means, in relation to a Lender whose home jurisdiction is the Netherlands, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator of the Netherlands under or based on Dutch law where such law requires that such appointment is not to be publicly disclosed.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means in respect of a Loan:

(a)	under the Revolving Facility, a notice substantially in the form set out in Part I of Schedule 3 (Requests); and

(b)	under the Swingline Facility, a notice substantially in the form set out in Part II of Schedule 3 (Requests).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)	the “Agent”, the “Swingline Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“director” includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand);

(iv)	“examiner” or “examinership” shall have the meanings given to those terms in the Companies Act 2014 of Ireland;

(v)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated,

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supplemented, extended, replaced or restated (however fundamentally and whether or not more onerously) and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(vi)	a “group of Lenders” includes all the Lenders;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	an “Interest Period” includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated;

(ix)	a “Lender” includes a Swingline Lender unless the context otherwise requires;

(x)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	the terms “including” and “includes” shall be construed as non-exhaustive of the matters to which those terms relate;

(xiii)	the term “date of this Agreement” means 11 June 2014;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted; and

(xv)	a time of day is a reference to London time.

(b)	The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Borrower providing “cash cover” for an Ancillary L/C Facility means a Borrower paying an amount in the currency of that Ancillary L/C Facility to an interest-bearing account in the name of that Borrower and the following conditions being met:

(i)	the account is with the relevant Ancillary L/C Lender for which that cash cover is to be provided;

(ii)	until no amount is or may be outstanding under that Ancillary L/C Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary L/C Facility; and

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(iii)	that Borrower has executed a security document over that account, in form and substance satisfactory to that Ancillary L/C Lender with which that account is held, creating a first ranking security interest over that account.

(f)	A Default is “continuing” if it has not been remedied or waived and an Event of Default is continuing if it has not been remedied or waived.

(g)	A Borrower “repaying” or “prepaying” Ancillary L/C Outstandings means:

(i)	that Borrower providing cash cover in respect of the Ancillary L/C Outstandings;

(ii)	the maximum amount payable under the Ancillary L/C Facility being reduced or cancelled in accordance with its terms; or

(iii)	the Ancillary L/C Lender being satisfied that it has no further liability under that Ancillary L/C Facility,

and the amount by which Ancillary L/C Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(h)	An amount borrowed includes any amount under an Ancillary L/C Facility.

1.3	Currency symbols and definitions

“$” and “dollars” denote the lawful currency of the United States of America, “£” and “sterling” denote the lawful currency of the United Kingdom, “CHF” and “Swiss francs” denote the lawful currency of Switzerland and “EUR” and “euro” denote the single currency unit of the Participating Member States.

1.4	Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a necessary action to authorise, where applicable, includes without limitation:

(i)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii)	obtaining unconditional positive advice (advies) from each competent works council;

(b)	a winding-up, administration or dissolution includes a Dutch entity being:

(i)	declared bankrupt (failliet verklaard);

(ii)	dissolved (ontbonden);

(c)	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(d)	a trustee in bankruptcy includes a curator;

(e)	an administrator includes a bewindvoerder;

(f)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g)	an attachment includes a beslag.

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1.5	French terms

In this Agreement, where it relates to a French Group Member:

(a)	“acting in concert” has the meaning given in article L.233-10 of the French Code de commerce;

(b)	“control” has the meaning given in article L.233-3 of the French Code de commerce;

(c)	“financial assistance” has the meaning given in article L.225-216 of the French Code de commerce;

(d)	“gross negligence” means “faute lourde”;

(e)	a “guarantee” includes any “cautionnement”, “aval” and any “garantie” which is independent from the debt to which it relates;

(f)	“merger” includes any “fusion” implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce;

(g)	a “reconstruction” includes, in relation to any company, any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce;

(h)	a “security interest” includes any type of security (sûreté réelle), transfer or assignment by way of security and fiducie-sûreté; and

(i)	“wilful misconduct” means “dol”.

In respect of a French Group Member, a reference in Clause 26 (Events of Default) to:

(i)	an “inability to pay debts” includes that French Group Member being in a state of cessation des paiements within the meaning of the French Code de commerce;

(ii)	a “moratorium” includes a moratorium under a mandat ad hoc procedure in accordance with article L.611-3 of the French Code de commerce or conciliation procedure in accordance with Articles L.611-4 to L.611-15 of the French Code de commerce;

(iii)	a “similar officer” in paragraph (a) of Clause 26.7 (Insolvency proceedings) shall include a conciliateur, mandataire ad hoc, administrateur judiciaire, mandataire judiciaire or mandataire liquidateur;

(iv)	a “winding-up”, “dissolution” or “administration” includes a redressement judiciaire, cession totale ou partielle de l’entreprise, liquidation judiciaire or a procédure de sauvegarde (including the sauvegarde accélérée (applicable from 1st July 2014) and the sauvegarde financière accélérée) under Livre Sixième of the French Code de commerce; and

(v)	“any analogous procedure or step” shall include:

(A)	proceedings for the appointment of a mandataire ad hoc or for a conciliation in accordance with Articles L.611-3 to L.611-15 of the French Code de commerce; and

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(B)	the entry of a judgment for sauvegarde (including the sauvegarde accélérée (applicable from 1st July 2014) and the sauvegarde financière accélérée), redressement judiciaire, cession totale de l’entreprise or liquidation judiciaire under Articles L.620-1 to L.644-6 of the French Code de commerce.

1.6	German terms

In respect of a German Entity, a reference in Clause 26 (Events of Default) to “any analogous procedure or step” means the filing of a petition for the commencement of insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) for the reasons set out in Section 17 and 19 of the German Insolvency Code (Insolvenzordnung) or the taking of actions pursuant to Section 21 of the German Insolvency Code (Insolvenzordnung).

1.7	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Subject to Clause 37.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Revolving Facility

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Revolving Facility Commitments.

(b)	Subject to the terms of this Agreement, an Ancillary L/C Lender shall, if so requested by the CRH Agent, make available an Ancillary L/C Facility to any Borrower in place of all or part of its Revolving Facility Commitment under the Revolving Facility.

2.2	Increase

(a)	The CRH Agent may, by giving prior notice to the Agent after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with paragraph (g) of Clause 11.5 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 11.1 (Illegality); or

(B)	paragraph (a) of Clause 11.5 (Right of replacement or repayment and cancellation in relation to a single Lender),

request that the Total Revolving Facility Commitments be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to the Revolving Facility (including the amount of Available Swingline Commitments or Swingline Commitments) so cancelled as follows:

(I)	the increased Commitments (including any Swingline Commitments) will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the CRH Agent (each of which shall not be a member of the Group) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender and (if applicable) a Swingline Lender corresponding to that part of the increased Commitments which it is to assume (including any Swingline Commitments which it agrees to assume), as if it had been an Original Lender (and, if applicable, an Original Swingline Lender);

(II)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender and (if applicable) an Original Swingline Lender;

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(III)	each Increase Lender shall become a Party as a “Lender” and (if applicable) a “Swingline Lender” and it (or one of its Affiliates) shall be an “Ancillary L/C Lender” and make available an Ancillary L/C Facility, and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender and (if applicable) an Original Swingline Lender;

(IV)	the Commitments (including the Swingline Commitments) of the other Lenders shall continue in full force and effect; and

(V)	any increase in the Commitments shall take effect on the date specified by the CRH Agent in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments pursuant to this Clause 2.2 will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments (including any Swingline Commitments) by that Increase Lender. The Agent shall promptly notify the CRH Agent and the Increase Lender upon being so satisfied.

(c)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 27.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 27.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

(e)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (e).

(f)	Clause 27.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

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(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Increase – Accordion Option

(a)	The CRH Agent may, by delivery to the Agent of a duly completed Accordion Increase Request, request that the Total Revolving Facility Commitments be increased (and the Total Revolving Facility Commitments shall be so increased) as described in, and in accordance with, this Clause 2.3.

(b)	The increase in the Total Revolving Facility Commitments requested in an Accordion Increase Request is subject to the following conditions:

(i)	the increased Revolving Facility Commitments will be assumed by one or more existing Lenders willing to provide such increase and/or by other banks, financial institutions, trusts, funds or other entities (each an “Accordion Increase Lender”) selected by the CRH Agent and acceptable to the Agent (acting reasonably) which shall become a Party as a Lender;

(ii)	the Agent receives the Accordion Increase Request no later than 30 days before the proposed Accordion Increase Date;

(iii)	the Accordion Increase Amount is a minimum amount of EUR150,000,000 or any lower amount agreed to by the Agent;

(iv)	the Total Revolving Facility Commitments, after the increase, will not exceed EUR 4,000,000,000 or any other amount agreed to by all the Lenders;

(v)	no amendment shall be made to the Termination Date;

(vi)	no Default is continuing or would result from the proposed increase in the Revolving Facility, in each case on the date of the Accordion Increase Request or the Accordion Increase Date;

(vii)	in respect of each Accordion Increase Lender:

(A)	the Agent has received and executed a duly completed Accordion Increase Confirmation from that Accordion Increase Lender; and

(B)	in relation to an Accordion Increase Lender which is not already a Lender on the date of the Accordion Increase Confirmation, the Agent has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the additional Revolving Facility Commitments by that Accordion Increase Lender, the completion of which the Agent shall promptly notify to the CRH Agent and the Accordion Increase Lender; and

(viii)	the Accordion Increase Lender(s) agree(s) to assume additional Revolving Facility Commitments in an aggregate amount equal to the Accordion Increase Amount.

(c)	The increase in the Total Revolving Facility Commitments and the assumption of the additional Revolving Facility Commitments by the Accordion Increase Lenders will take effect on the date (the “Accordion Increase Date”) which is the later of:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(i)	the date specified by the CRH Agent in the Accordion Increase Request; and

(ii)	the date on which all of the conditions described in paragraph (b) above have been met.

(d)	On and from the Accordion Increase Date:

(i)	the Total Revolving Facility Commitments will be increased by the Accordion Increase Amount;

(ii)	each Accordion Increase Lender will assume all the obligations of a Lender in respect of the additional Revolving Facility Commitments specified in the Accordion Increase Confirmation of that Accordion Increase Lender;

(iii)	each of the Obligors and each Accordion Increase Lender which is not a Lender immediately prior to the Accordion Increase Date shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Accordion Increase Lender would have assumed and/or acquired had the Accordion Increase Lender been an Original Lender;

(iv)	each Accordion Increase Lender which is not a Lender immediately prior to the Accordion Increase Date shall become a Party as a “Lender” and it (or one of its Affiliates) shall be an “Ancillary L/C Lender” and make available an Ancillary L/C Facility and any such Accordion Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accordion Increase Lender and those Finance Parties would have assumed and/or acquired had the Accordion Increase Lender been an Original Lender; and

(v)	the Commitments of the other Lenders shall continue in full force and effect.

(e)	Each Accordion Increase Lender, by executing the Accordion Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(f)	The Company shall, on the Accordion Increase Date, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 27.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 27.5 (Procedure for transfer) and if the Accordion Increase Lender was a New Lender.

(g)	The Company may pay to an Accordion Increase Lender a fee in the amount and at the times agreed between the Company and the Accordion Increase Lender in a letter between the Company and the Accordion Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (g).

(h)	No Lender shall be under any obligation to execute any Accordion Increase Confirmation.

(i)	Any increase in the Revolving Facility Commitments pursuant to this Clause 2.3 shall not increase the Swingline Commitments.

(j)	Clause 27.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Accordion Increase Lender as if references in that Clause to:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Accordion Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4	Finance Parties’ rights and obligations

(a)	Subject to Clause 2.5 (Lender’s Affiliates) below, the obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5	Lender’s Affiliates

(a)	In respect of a Loan or Loan to a particular Borrower or in a particular currency (“Designated Loans”), a Lender (including a Swingline Lender) (a “Designating Lender”) may at any time and from time to time designate (by written notice to the Agent and the CRH Agent):

(i)	a substitute Facility Office from which it will make Designated Loans (a “Substitute Facility Office”); or

(ii)	nominate an Affiliate to act as a Lender (including a Swingline Lender) of Designated Loans (a “Substitute Affiliate Lender”).

(b)	A notice to nominate a Substitute Facility Office or a Substitute Affiliate Lender pursuant to paragraph (a) above shall be substantially in the form of a Designation Notice which, in the case of a Substitute Affiliate Lender, must be countersigned by the relevant Substitute Affiliate Lender and:

(i)	confirm that it will be bound as a Lender (including a Swingline Lender) under this Agreement in respect of the Designated Loans in respect of which it acts as a Lender (including a Swingline Lender); and

(ii)	include (insofar as is applicable) such information and details concerning its taxation status as it would be required to provide pursuant to Clause 16 (Tax Gross Up and Indemnities) if it were itself becoming a Party to this Agreement as Lender by executing a Transfer Certificate.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(c)	The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the CRH Agent, the Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except payments will be made in respect of Designated Loans to the Facility Office of the Substitute Affiliate Lender. In particular, the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents.

(d)	Save as mentioned in paragraph (c) above, a Substitute Affiliate Lender will be treated as a Lender (including a Swingline Lender) for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.

(e)	A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender or its designation of a Facility Office as a Substitute Facility Office by notice in writing to the Agent and the CRH Agent provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender or Substitute Facility Office.

(f)	Upon a Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender pursuant to paragraph (e) above, the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.

(g)	Upon a Substitute Facility Office ceasing to be a Substitute Facility Office, the Facility Office for the Designating Lender shall be that specified with its name next to its signature below (or, if applicable, next to its signature in the Amendment and Restatement Agreement), or otherwise as set out in the relevant Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation to that Designating Lender.

2.6	Obligors’ Agent

(a)	Each Obligor (other than CRH Finance Designated Activity Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the CRH Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the CRH Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the CRH Agent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. For this purpose each German Obligor releases the CRH Agent to the fullest extent possible from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the CRH Agent or given to the CRH Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the CRH Agent and any other Obligor, those of the CRH Agent shall prevail.

3.	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Revolving Facility (including any increase pursuant to Clause 2.2 (Increase) and Clause 2.3 (Increase – Accordion Option)) towards the general corporate purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	No Borrower may, and the CRH Agent may not, deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the CRH Agent and the Lenders promptly upon being so satisfied[3].

(b)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

[3]	Each of the conditions precedent set out in Part I of Schedule 2 (Conditions Precedent) was satisfied (or waived) prior to the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it is sterling, dollars or Swiss francs or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)	If the Agent has received a written request from the CRH Agent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the CRH Agent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans

(a)	No Borrower may, and the CRH Agent may not, deliver a Utilisation Request if as a result of the proposed Utilisation more than 35 Loans would be outstanding.

(b)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SECTION 3

UTILISATION

5.	UTILISATION – REVOLVING LOANS

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Revolving Facility by delivering, or by procuring the CRH Agent (on its behalf) to deliver, to the Agent a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the relevant Borrower;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of EUR 5,000,000 and an integral multiple of EUR 1,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is sterling, a minimum of £5,000,000 and an integral multiple of £1,000,000 or, if less, the Available Facility; or

(iii)	if the currency selected is dollars, a minimum of $5,000,000 and an integral multiple of $1,000,000 or, if less, the Available Facility; or

(iv)	if the currency selected is Swiss francs, a minimum of CHF5,000,000 and an integral multiple of CHF1,000,000 or, if less, the Available Facility; or

(v)	if the currency selected is an Optional Currency other than sterling, dollars or Swiss francs, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(vi)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met and subject to Clause 10.2 (Maturing Obligations), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan (and, if different, the amount of that participation to be made available in cash), in each case by the Specified Time.

5.5	Cancellation of Commitment

The Revolving Facility Commitments which, at that time, are unutilised (taking into account a utilisation of the Revolving Facility by way of a Swingline Loan) shall be immediately cancelled at the end of the Availability Period.

6.	UTILISATION – SWINGLINE LOANS

6.1	General

(a)	Clause 4.2 (Further conditions precedent) and Clause 4.3 (Conditions relating to Optional Currencies);

(b)	Clause 5 (Utilisation – Revolving Loans);

(c)	Clause 8 (Optional Currencies);

(d)	Clause 12 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

(e)	Clause 13 (Interest Periods); and

(f)	Clause 14 (Changes to the Calculation of Interest),

do not apply to Swingline Loans.

6.2	Delivery of a Utilisation Request for Swingline Loans

(a)	A Borrower may utilise the Swingline Facility by delivering, or by procuring the CRH Agent (on its behalf) to deliver, to the Agent a duly completed Utilisation Request not later than the Specified Time.

(b)	Each Utilisation Request for a Swingline Loan to be utilised in dollars must be sent to the Agent to the following address:

Bank of America, N.A.

[***]

Attn: Credit Services, [***]

Fax: [***]

Email: [***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

with a copy to the Agent at the following address:

Bank of America Merrill Lynch International Limited

[***]

Attn: Agency Operations

Fax: [***]

Email: [***]

or, in each case, to such other address(es) notified by the Agent to the CRH Agent for this purpose.

(c)	Each Utilisation Request for a Swingline Loan to be utilised in the Base Currency must be sent to the Agent to the following address:

Bank of America Merrill Lynch International Limited

[***]

Attn: Agency Operations

Fax: [***]

Email: [***]

or such other address notified by the Agent to the CRH Agent for this purpose.

6.3	Completion of a Utilisation Request for Swingline Loans

(a)	Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the relevant Borrower;

(ii)	it specifies that it is for a Swingline Loan;

(iii)	the proposed Utilisation Date is a Swingline Business Day within the Availability Period;

(iv)	the Swingline Loan is denominated in the Base Currency or dollars;

(v)	the amount of the proposed Swingline Loan, if such Swingline Loan is to be utilised in the Base Currency, is a minimum of EUR 5,000,000 or, if less, the Available Swingline Facility;

(vi)	the amount of the proposed Swingline Loan, if such Swingline Loan is to be utilised in dollars, is a minimum of $ 5,000,000 or, if less, the Available Swingline Facility; and

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(vii)	the proposed Interest Period:

(A)	does not extend beyond the Termination Date applicable to the Revolving Facility;

(B)	is a period of not more than five Swingline Business Days for the relevant currency of that Swingline Loan; and

(C)	ends on a Swingline Business Day for the relevant currency of that Swingline Loan.

(b)	Only one Swingline Loan may be requested in each Utilisation Request.

(c)	A French Borrower shall not deliver (and the CRH Agent shall not deliver on behalf of a French Borrower) a Utilisation Request for, nor shall a French Borrower borrow, a Swingline Loan denominated in dollars.

6.4	Swingline Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Swingline Lender shall make its participation in each Swingline Loan available through its Facility Office in London, a Participating Member State or in the United States of America.

(b)	The Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The amount of each Swingline Lender’s participation in each Swingline Loan will be equal to the proportion borne by its Available Swingline Commitment to the Available Swingline Facility immediately prior to making the Swingline Loan, adjusted to take account of any limit applying under Clause 6.5 (Relationship with Revolving Facility).

(d)	The Agent shall determine the Base Currency Amount of each Swingline Loan and notify each Swingline Lender of the amount, currency and Base Currency Amount of each Swingline Loan and the amount of its participation in that Swingline Loan by the Specified Time.

6.5	Relationship with Revolving Facility

(a)	This Clause 6.5 applies when a Swingline Loan is outstanding or is to be borrowed.

(b)	The Revolving Facility may be used by way of Swingline Loans. The Swingline Facility is not independent of the Revolving Facility.

(c)	Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Revolving Facility Loan or a Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation, and that of a Lender which is its Affiliate, in the Revolving Facility Loans, Ancillary L/C Outstandings and Swingline Loans exceeding its Overall Commitment.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(d)	Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender’s participation, and that of a Lender which is its Affiliate, in the Revolving Facility Loans, Ancillary L/C Outstandings and Swingline Loans would have exceeded its Overall Commitment, the excess will be apportioned among the other Lenders required under this Agreement to make available a participation in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until participations in the Loan are apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

6.6	Cancellation of Swingline Commitment

The Swingline Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

7.	SWINGLINE LOANS

7.1	Swingline

Subject to the terms of this Agreement, the Swingline Lenders make available to the Borrowers a euro multicurrency swingline loan facility in an aggregate amount equal to the Total Swingline Commitments.

7.2	Purpose

(a)	Each Borrower shall apply all amounts borrowed by it under the Swingline Facility towards refinancing any note or other instrument maturing under a commercial paper programme of a member of the Group.

(b)	A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

7.3	Repayment

Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

7.4	Voluntary prepayment of Swingline Loans

(a)	The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.

(b)	Unless a contrary indication appears in this Agreement, any part of the Swingline Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement.

7.5	Interest

(a)	The rate of interest on each Swingline Loan utilised in the Base Currency for any day during its Interest Period is percentage rate per annum which is the aggregate of:

(i)	the Euro Swingline Margin; and

(ii)	Overnight LIBOR for that day.

(b)	The rate of interest on each Swingline Loan utilised in dollars for any day during its Interest Period is the higher of:

(i)	the prime commercial lending rate in dollars announced by the Agent at the Specified Time and in force on that day; and

(ii)	0.[***] per cent. per annum over the rate determined by the Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(c)	The Agent shall promptly notify the Swingline Lenders and the relevant Borrower and the CRH Agent of the determination of the rate of interest under paragraph (a) or (b) above, as applicable.

(d)	Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

(e)	If any day during an Interest Period is not a Swingline Business Day, the rate of interest on a Swingline Loan on that day will be the rate applicable to the immediately preceding Swingline Business Day.

(f)	If (to the extent applicable) the rate of interest for an Interest Period of a Swingline Loan is, as a result of a determination made under paragraph (a) or (b) above, less than zero per cent., then no interest shall be payable in respect of that Swingline Loan for that Interest Period.

7.6	Unavailability of Screen Rate – Swingline Loans in the Base Currency

(a)	If no Screen Rate is available for Overnight LIBOR for any day, the applicable Overnight LIBOR for that day shall be the Reference Bank Rate for that day.

(b)	If paragraph (a) above applies but no Reference Bank Rate is available for that day, there shall be no Overnight LIBOR for that day and Clause 7.8 (Cost of Funds – Swingline Loans in the Base Currency) shall accordingly apply.

7.7	Calculation of Reference Bank Rate – Swingline Loans in the Base Currency

(a)	Subject to paragraph (b) below, if Overnight LIBOR is to be determined on the basis of a Reference Bank Rate for a day but a Reference Bank does not supply a quotation by noon on that day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on that day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that day.

7.8	Cost of Funds – Swingline Loans in the Base Currency

If this Clause 7.8 applies, the rate of interest on each Swingline Lender’s share of the relevant Swingline Loan denominated in the Base Currency for the relevant day shall be the percentage rate per annum which is the sum of:

(a)	the Euro Swingline Margin; and

(b)	the rate notified to the Agent by that Swingline Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Swingline Loan, to be that which expresses as a percentage rate per annum the cost to the relevant Swingline Lender of funding its participation in that Swingline Loan for that day from whatever source it may reasonably select.

7.9	Interest Period

(a)	Each Swingline Loan has one Interest Period only.

(b)	The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

7.10	Swingline Agent

(a)	The Agent may perform its duties in respect of the Swingline Facility through an Affiliate (or Affiliates) appointed by it from time to time, acting as its agent. As at the date of this Agreement, the Affiliates of the Agent through which the Agent is to perform its duties in respect of the Swingline Facility are the Original Swingline Agents such that:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(i)	Bank of America Merrill Lynch International Limited shall perform the duties of the Agent in respect of Swingline Loans to be utilised in the Base Currency; and

(ii)	Bank of America, N.A. shall perform the duties of the Agent in respect of Swingline Loans to be utilised in dollars.

(b)	Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) pay to or indemnify the Agent, within three Business Days of demand, for or against any cost, loss or liability (including, without limitation, for negligence or any other category of loss whatsoever) incurred by the Agent or its Affiliate (other than by reason of the Agent’s or the Affiliate’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems etc.) notwithstanding the Agent’s or the Affiliate’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Affiliate in acting as agent for the Swingline Facility under the Finance Documents (unless the Agent or its Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

7.11	Partial payments

(a)	If the Agent receives a payment in respect of the Swingline Facility that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents in respect of the Swingline Facility, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in respect of the Swingline Facility in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or its Affiliate under the Finance Documents incurred in respect of the Swingline Facility;

(ii)	secondly, in or towards payment pro rata of any accrued interest on a Swingline Loan due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of the principal of any Swingline Loan due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents in respect of the Swingline Facility.

(b)	The Agent shall, if so directed by all the Swingline Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor and Clause 32.6 (Partial payments) does not apply to the Swingline Facility.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

7.12	Loss sharing

(a)	If a Loan or interest on a Loan is not paid in full on its due date, the Agent (if requested to do so in writing by any affected Lender) shall calculate the amount (if any) which needs to be paid or received by each Lender with a Revolving Facility Commitment to place that Lender in the position it would have been in had each Lender (or its Affiliate) with a Revolving Facility Commitment participated in that Loan in the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments and, if the Total Revolving Facility Commitments are then zero, the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments immediately prior to their reduction to zero.

(b)	The calculation of the Agent is designed solely to allocate the unpaid amount proportionally between the Lenders with a Revolving Facility Commitment according to their Revolving Facility Commitments and will not take into account any commitment fee or other amount payable under the Finance Documents, nor shall this Clause 7.12 apply in relation to an Ancillary L/C Commitment or an Ancillary L/C Outstanding.

(c)	The Agent will set a date (the “Loss Sharing Date”) on which payments must be made under this Clause 7.12. The Agent shall give at least 3 Business Days’ notice to each affected Lender of this date and the amount of the payment (if any) to be paid or received by it on this date.

(d)	On the Loss Sharing Date:

(i)	each affected Lender who has to make a payment shall pay to the Agent the relevant amount set out in the notice referred to in paragraph (c) above; and

(ii)	out of the amounts the Agent receives, the Agent shall pay to each affected Lender who is entitled to receive a payment the amount set out in that notice.

(e)	If the amount actually received by the Agent from the Lenders under paragraph (d) above is insufficient to pay the full amount required to be paid under that paragraph, the Agent shall distribute the amount it actually receives among the affected Lenders pro rata to the amounts they are entitled to receive under that paragraph.

(f)	If a Lender makes a payment to the Agent under this Clause 7.12 then, to the extent that that payment is distributed by the Agent under paragraph (d) or (e) above, as between the relevant Obligor and that Lender an amount equal to the amount of that distributed payment will be treated as not having been paid by the relevant Obligor.

(g)	Any payment under this Clause 7.12 will not reduce the obligations in aggregate of any Obligor.

8.	OPTIONAL CURRENCIES

8.1	Selection of currency

A Borrower (or the CRH Agent on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

8.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.	ANCILLARY L/C FACILITIES

9.1	Type of Facility

(a)	An Ancillary L/C Facility shall be by way of a standby letter of credit facility on the terms set out in this Clause 9 and in Schedule 10 (Ancillary L/C Facilities).

(b)	Each Lender party to this Agreement confirms that it (or one of its Affiliates) is an Ancillary L/C Lender and shall make available an Ancillary L/C Facility.

9.2	Availability

(a)	If the CRH Agent requests an Ancillary L/C Lender to provide an Ancillary L/C Facility, that Ancillary L/C Lender shall provide an Ancillary L/C Facility under this Agreement on a bilateral basis, and on the terms set out in this Clause 9 and in Schedule 10 (Ancillary L/C Facilities), in place of all or part of that Lender’s unutilised Revolving Facility Commitment (which shall (except for the purposes of determining the Majority Lenders and of Clause 37.6 (Replacement of a Defaulting Lender)) be reduced by the amount of the Ancillary L/C Commitment under that Ancillary L/C Facility).

(b)	An Ancillary L/C Facility shall not be made available unless, not later than three Business Days prior to the Ancillary L/C Commencement Date for an Ancillary L/C Facility, the Agent has received from the CRH Agent:

(i)	a notice in writing of the establishment of an Ancillary L/C Facility and specifying:

(A)	the proposed Borrower(s) which may use the Ancillary L/C Facility;

(B)	the proposed Ancillary L/C Commencement Date and expiry date of the Ancillary L/C Facility;

(C)	the proposed Ancillary L/C Lender;

(D)	the proposed Ancillary L/C Commitment and the maximum amount of the Ancillary L/C Facility; and

(E)	the proposed currency of the Ancillary L/C Facility (if not denominated in the Base Currency); and

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(ii)	any other information which the Agent may reasonably request in connection with the Ancillary L/C Facility.

The Agent shall promptly notify the Ancillary L/C Lender and the other Lenders of the establishment of an Ancillary L/C Facility.

(c)	Subject to compliance with paragraph (b) above, the Ancillary L/C Facility will be available with effect from the date notified by the CRH Agent to the relevant Ancillary L/C Lender.

9.3	Terms of Ancillary L/C Facilities

(a)	The terms of any Ancillary L/C Facility will be those set out in this Clause 9 and in Schedule 10 (Ancillary L/C Facilities).

(b)	Those terms:

(i)	allow only Borrowers to use the Ancillary L/C Facility;

(ii)	do not allow the Ancillary L/C Outstandings to exceed the Ancillary L/C Commitment;

(iii)	do not allow the Ancillary L/C Commitment of a Lender to exceed the Available Commitment relating to the Revolving Facility with respect to that Lender; and

(iv)	require that the Ancillary L/C Commitment is reduced to nil, and that all Ancillary L/C Outstandings are repaid (or cash cover provided in respect of all the Ancillary L/C Outstandings) not later than the Termination Date (or such earlier date as the Revolving Facility Commitment of the relevant Ancillary L/C Lender (or its Affiliate) is reduced to zero).

9.4	Repayment of Ancillary L/C Facility

(a)	An Ancillary L/C Facility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary L/C Facility expires in accordance with its terms the Ancillary L/C Commitment of the Ancillary L/C Lender shall be reduced to zero (and its Revolving Facility Commitment shall be increased accordingly).

(c)	Subject to paragraph (b) of paragraph 10 (Claims under a Letter of Credit) and paragraph 11 (Indemnity) of Part I (Terms of an Ancillary L/C Facility) of Schedule 10 (Ancillary L/C Facilities), no Ancillary L/C Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary L/C Facility unless:

(i)	the Total Revolving Facility Commitments have been cancelled in full, or all outstanding Utilisations under the Revolving Facility have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the Revolving Facility immediately due and payable, or the expiry date of the Ancillary L/C Facility occurs; or

(ii)	it becomes unlawful in any applicable jurisdiction for the Ancillary L/C Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary L/C Facility.

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9.5	Ancillary L/C Outstandings

Each Borrower and each Ancillary L/C Lender agrees with and for the benefit of each Lender that the Ancillary L/C Outstandings under any Ancillary L/C Facility provided by that Ancillary L/C Lender shall not exceed the Ancillary L/C Commitment applicable to that Ancillary L/C Facility.

9.6	Information

Each Borrower and each Ancillary L/C Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary L/C Facility (including the Ancillary L/C Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

9.7	Affiliates of Lenders as Ancillary L/C Lenders

(a)	Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary L/C Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part IIA of Schedule 1 (The Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Lender’s Available Commitment with respect to the Revolving Facility, the Lender’s Revolving Facility Commitment shall be reduced to the extent of the aggregate of the Ancillary L/C Commitments of its Affiliates.

(b)	The CRH Agent shall specify any relevant Affiliate of a Lender in any notice delivered by the CRH Agent to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability),

(c)	If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 27.1 (Assignments and transfers by the Lenders), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary L/C Facility.

(d)	Where this Agreement or any other Finance Document imposes an obligation on an Ancillary L/C Lender and the relevant Ancillary L/C Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.8	Documentation

Each Ancillary L/C Facility shall be constituted by the terms of this Agreement only, and any Utilisation Request in relation to a Letter of Credit, and any Letter of Credit, shall be provided in substantially the form set out in Schedule 10 (Ancillary L/C Facilities). No other documentation shall be entered into in connection with an Ancillary L/C Facility other than as set out in this Agreement.

9.9	Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment is not less than:

(a)	its Ancillary L/C Commitment; or

(b)	the Ancillary L/C Commitment of its Affiliate.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

10.	REPAYMENT

10.1	Repayment of Revolving Facility Loans

Each Borrower which has drawn a Revolving Loan shall repay that Loan on the last day of its Interest Period.

10.2	Maturing Obligations

Without prejudice to each Borrower’s obligation under Clause 10.1 (Repayment of Revolving Facility Loans) above, if:

(a)	one or more Revolving Facility Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(iii)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(b)	the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(i)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(A)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(B)	each Lender’s participation (if any) in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Facility Loan and that Lender will not be required to make its participation in the new Revolving Facility Loans available in cash; and

(ii)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(A)	the relevant Borrower will not be required to make any payment in cash; and

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(B)	each Lender will be required to make its participation in the new Revolving Facility Loans available in cash only to the extent that its participation (if any) in the new Revolving Facility Loans exceeds that Lender’s participation (if any) in the maturing Revolving Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

10.3	Extension option

(a)	The CRH Agent may request that the Termination Date be extended subject to the terms of this Clause 10.3:

(i)	by giving notice to the Agent substantially in the form set out in Schedule 11 (Form of Extension Notice) not less than 60 days (and not more than 90 days) before the date which is one year after the Effective Date requesting that the Termination Date shall be the date which is six years after the Effective Date (the “First Extended Termination Date”) (the “First Extension Request”); and/or

(ii)	by giving notice to the Agent substantially in the form set out in Schedule 11 (Form of Extension Notice) not less than 60 days (and not more than 90 days) before the date which is two years after the Effective Date:

(A)	where the CRH Agent has made a First Extension Request and such extension was agreed between the CRH Agent and a Lender (an “Extending Lender”), requesting that the Termination Date shall be the date which is seven years after the Effective Date (the “Second Extended Termination Date”) with respect to each Extending Lender’s Commitments which has agreed to the extension and its participation in the Loans; or

(B)	where (a) the CRH Agent has not made a First Extension Request or (b) has made a First Extension Request which was not agreed between the CRH Agent and a Lender (a “Non-Extending Lender”), requesting that the Termination Date shall be the First Extended Termination Date or the Second Extended Termination Date with respect to each Lender’s or (as applicable) Non-Extending Lender’s Commitment, and its participation in the Loans, the “Second Extension Request”, together with the First Extension Request, the “Extension Requests”, each being an “Extension Request”.

(b)	A notice served by the CRH Agent pursuant to paragraph (a) above shall be irrevocable.

(c)	The Agent shall promptly notify each Lender of any such Extension Request.

(d)	Each Lender shall notify the Agent of its decision (which shall be in its sole discretion) whether or not to agree to the request not later than 25 days before:

(i)	in respect of a First Extension Request, the date which is one year after the Effective Date (and, if any Lender has not notified the Agent of its acceptance of the First Extension Request on or before such date, it shall be deemed to have refused such First Extension Request); or

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(ii)	in respect of a Second Extension Request, the date which is two years after the Effective Date (and, if any Lender has not notified the Agent of its acceptance of the Second Extension Request on or before such date, it shall be deemed to have refused such Second Extension Request), and the Agent shall notify the CRH Agent whether or not each Lender has agreed to the relevant Extension Request promptly, and in any case no later than 5 Business Days after (A) receipt by it of a notification from each Lender as to whether or not it has agreed to the relevant Extension Request and/or (B) the deemed refusal of a Lender to an Extension Request (as applicable).

(e)	Promptly following receipt of notification from the Agent pursuant to paragraph (d) above, the CRH Agent may elect by notice to the Agent to accept the extension offered by all the relevant Lender(s), in which case the Termination Date shall be extended in relation to the Commitments and participations of such Lender(s) who have agreed to, and in accordance with, the relevant Extension Request.

(f)	Notwithstanding any other provision in this Agreement:

(i)	no request for a further extension under this Clause 10.3 shall extend the Termination Date beyond the Second Extended Termination Date; and

(ii)	the Lenders will only be obliged to comply with the provisions of this Clause 10.3 if on the date of any extension request and the date which is five years after the Effective Date or, in the case of the Second Extension Request, on the First Extended Termination Date:

(A)	no Default is continuing or would result from the proposed extension; and

(B)	the Repeating Representations to be made by each Obligor are true in all material respects.

(g)	If any Lender does not agree to an Extension Request, its participation in any outstanding Loan shall be repaid in accordance with Clause 10.1 (Repayment of Revolving Facility Loans).

(h)	If a Lender agrees to an Extension Request, the agreement of such Lender shall be deemed to include the agreement of any Affiliate of such Lender which has made available an Ancillary L/C Facility or which is a Swingline Lender.

11.	PREPAYMENT AND CANCELLATION

11.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the CRH Agent, each Available Commitment of that Lender and of any Affiliate of that Lender which is a Swingline Lender or an Ancillary L/C Lender will be immediately cancelled (to the greatest extent possible which does not result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (h) of Clause 27.2 (Conditions of assignment or transfer); and

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(c)	to the extent that the Lender’s participation (including that of any Affiliate of that Lender) has not been transferred pursuant to paragraph (d) of Clause 11.5 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s (and any such Affiliate’s) participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the CRH Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any grace period specified by law) and that Lender’s (including that Lender’s Affiliate’s) corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

11.2	Change of control

(a)	If any person or group of persons acting in concert gains control of the Company:

(i)	the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(iii)	if a Lender so requires and notifies the Agent, the Agent shall, by not less than 30 days’ notice to the Company, cancel the Commitment of that Lender and of any Affiliate of that Lender which is a Swingline Lender or an Ancillary L/C Lender and declare the participation of that Lender and of any such Affiliate in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, immediately due and payable, at which time the Commitment of that Lender and of any such Affiliate will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)	give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

(D)	the holding of more than one-half of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(ii)	For the purpose of paragraph (a) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

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11.3	Voluntary cancellation

(a)	Subject to paragraph (b) below, the CRH Agent, acting on behalf of the Obligors, may, if it gives the Agent not less than 15 days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 20,000,000 and an integral multiple of EUR 1,000,000) of an Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under that Facility.

(b)	The CRH Agent may not make a cancellation pursuant to paragraph (a) above to the extent that that cancellation would result in a Lender (or its Affiliate) failing to meet the requirement set out in paragraph (h) of Clause 27.2 (Conditions of assignment or transfer).

11.4	Voluntary prepayment of Loans

A Borrower to which a Loan has been made may, if it, or the CRH Agent, acting on behalf of it, gives the Agent not less than 15 days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR 20,000,000 and an integral multiple of EUR 1,000,000).

11.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up) or under an equivalent provision of any Finance Document; or

(ii)	any Lender claims indemnification from the Company under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased Costs); or

(iii)	any amount payable to a Lender by a French Borrower under a Finance Document is not, (or will not be when the relevant corporate income tax is calculated) treated as a deductible charge or expense of that French Borrower for French tax purposes by reason of that amount being either (A) paid or accrued to a Lender incorporated, domiciled, established or acting through a Facility Office situated in a Non-Cooperative Jurisdiction, or (B) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction, the CRH Agent, acting on behalf of the Obligors, may, whilst the circumstance giving rise to the requirement for that increase, indemnification or non-deductibility for French tax purposes continues, give the Agent notice of cancellation of the Commitment and, if applicable, Ancillary L/C Commitment of that Lender (or its Affiliate) and of any Affiliate of that Lender which is a Swingline Lender and its intention to procure the repayment of that Lender’s and any such Affiliate’s participation in the Loans and, if applicable, its Ancillary L/C Outstandings or give the Agent notice of its intention to replace that Lender (together with any Affiliate of that Lender) in accordance with paragraph (d) below.

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(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender and any such Affiliate and, if applicable, its Ancillary L/C Commitment shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the CRH Agent has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the CRH Agent in that notice), each Borrower to which a Loan or, as the case may be, a Letter of Credit is outstanding shall repay that Lender’s participation in that Loan, or, as the case may be, that Letter of Credit issued to it by that Lender (or its Affiliates).

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 11.1 (Illegality) to any Lender or Affiliate of a Lender,

the CRH Agent may, on five Business Days’ prior notice to the Agent and the relevant Lender, replace that Lender (together with any Affiliate of that Lender) by requiring that Lender and that Affiliate to (and, to the extent permitted by law, that Lender and that Affiliate shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank or financial institution selected by the CRH Agent which confirms its willingness to assume and does assume all the obligations of the transferring Lender and transferring Affiliate in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s and such Affiliate’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender (including any Affiliate) pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the CRH Agent shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender (or its Affiliate) pursuant to the Finance Documents;

(iv)	a Lender shall not be obliged to transfer its rights and obligations pursuant to paragraph (d) above to the extent that the transfer would result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (h) of Clause 27.2 (Conditions of assignment or transfer); and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

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(f)	A Lender shall perform the checks described in paragraph (e)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the CRH Agent when it is satisfied that it has complied with those checks.

(g)

(i)	If any Lender becomes a Defaulting Lender, the CRH Agent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)	On the notice referred to in paragraph (i) above becoming effective, each Available Commitment of the Defaulting Lender shall, other than as set out in paragraph (iv) below, immediately be reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

(iv)	The Lender’s Available Commitment relating to the Revolving Facility shall immediately be reduced to the lowest amount possible which does not result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (h) of Clause 27.2 (Conditions of assignment or transfer).

11.6	Mandatory prepayment and cancellation in relation to a single Lender

If it becomes unlawful for a French Borrower to perform any of its obligations to any Lender under paragraph (c) of Clause 16.2 (Tax gross-up) or under an equivalent provision of any Finance Document in respect of a Tax Deduction on account of Tax imposed by France:

(a)	the Company shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Lender, its Commitment(s) will be immediately cancelled; and

(c)	the relevant French Borrower shall repay that Lender’s participation in the Loans made to that French Borrower on the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above or, if earlier, the date specified by that Lender in a notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

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(d)	The Borrowers shall not repay or prepay all or any part of the Loans or Letters of Credit or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.2 (Increase) and Clause 2.3 (Increase – Accordion Option), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 11 it shall promptly forward a copy of that notice to either the CRH Agent or the affected Lender, as appropriate.

(g)	If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

11.8	Application of prepayments

Any prepayment of a Loan pursuant to Clause 11.4 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender’s participation in that Loan.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SECTION 5

COSTS OF UTILISATION

12.	INTEREST

12.1	Calculation of interest

(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	LIBOR or, in relation to any Loan in euro, EURIBOR.

(b)	[***].

12.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

12.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and/or the Swingline Lenders (as applicable) and the relevant Borrower of the determination of a rate of interest under this Agreement.

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(b)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

12.5	Effective global rate

For the purpose of articles L.313-1 et seq., R.313-1 et seq. of the French Code de la consommation and article L. 313-4 of the French Code monétaire et financier and given the floating nature of the interest rate applicable to Utilisations, the Parties acknowledge that (i) the effective global rate (taux effectif global) (“TEG”) needs to be calculated on the basis of the Screen Rates prevailing at the date of this Agreement and based on assumptions as to the period rate (taux de période) and the period term (durée de période) and on the assumption that the interest rate and all other fees, costs or expenses payable under this Agreement will be maintained at their original level throughout the term of this Agreement, and is set out in a letter substantially in the form set out in Schedule 15 (Form of TEG Letter) from the Agent to each French Borrower and (ii) that letter forms part of this Agreement. Each French Borrower acknowledges receipt of this letter (on the date of this Agreement or, if later, the date on which it became a French Borrower).

13.	INTEREST PERIODS

13.1	Selection of Interest Periods

(a)	A Borrower (or the CRH Agent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)	Subject to this Clause 13, a Borrower (or the CRH Agent on behalf of a Borrower) may select an Interest Period of one, two, three or six Months or of any other period agreed between the CRH Agent (or the relevant Borrower), the Agent and all the Lenders in relation to the relevant Loan.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date. A Borrower (or the CRH Agent on behalf of a Borrower) may select an Interest Period of less than one Month ending on the Termination Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

13.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)	the currency of a Loan; or

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(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR or EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)	Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and Clause 14.4 (Cost of funds) shall apply to that Loan for that Interest Period.

14.2	Calculation of Reference Bank Rate

(a)	Subject to paragraph (b) below, if LIBOR or EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

14.3	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR then Clause 14.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

14.4	Cost of funds

(a)	If this Clause 14.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event within 3 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 3 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	If this Clause 14.4 applies and the Agent or the CRH Agent so requires, the Agent and the CRH Agent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the CRH Agent, be binding on all Parties.

14.5	Break Costs

(a)	Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

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(b)	Each Lender shall, together with its demand, provide a certificate confirming the amount and basis of its calculation (in reasonable detail) of its Break Costs for any Interest Period in which they accrue.

15.	FEES

15.1	Commitment fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent. per annum of the applicable Margin on that Lender’s Available Commitment for the Availability Period.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

15.2	Arrangement fee

The Company shall pay to the Agent (for the account of each Arranger), an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3	Participation fee

The Company shall pay to the Agent (for the account of each Arranger), a participation fee in the amount and at the times agreed in a Fee Letter.

15.4	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.5	Utilisation fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)	0.10 per cent. per annum on each Lender’s participation in Loans for any day on which the aggregate amount of the Loans outstanding on that day exceeds 0 per cent. of the Total Commitments on that day but is equal to or less than 33 per cent. of the Total Commitments on that day;

(ii)	0.20 per cent. per annum on each Lender’s participation in the Loans for any day on which the aggregate amount of the Loans outstanding on that day exceeds 33 per cent. of the Total Commitments on that day but is equal to or less than 67 per cent. of the Total Commitments on that day; and

(iii)	0.40 per cent. per annum on each Lender’s participation in the Loans for any day on which the aggregate amount of the Loans outstanding on that day exceeds 67 per cent. of the amount of the Total Commitments on that day.

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(b)	In relation to any day on which a Lender’s Commitment equals zero but its participation in the Loans does not, for the purpose of calculating the utilisation fee, its Commitment shall be deemed to be the amount at which it stood immediately before it first equalled zero.

(c)	The accrued utilisation fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

16.	TAX GROSS UP AND INDEMNITIES

16.1	Definitions

(a)	In this Agreement:

“Banking Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of institutions and investment firms.

“Borrower DTTP Filing” means an H.M. Revenue & Customs’ Form DTTP2 duly completed and filed with H.M. Revenue & Customs by the relevant UK Obligor, which:

(i)	where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part IIA (and, in respect of an Original Swingline Lender, Part IIB) of Schedule 1 (The Original Parties); or

(ii)	where it relates to a UK Treaty Lender that is a New Lender or an Increase Lender or an Accordion Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation.

“CBI Banking Authorisation” means an authorisation issued by the Central Bank of Ireland under section 9A of the Central Bank Act 1971 of Ireland.

“ECB Banking Authorisation” means:

(iii)	in the case of a licence issued under section 9 of the Central Bank Act 1971 of Ireland prior to 4 November 2014, such a licence which is deemed in accordance with the SSM Regulation to be an authorisation granted by the European Central Bank under the SSM Regulation; or

(iv)	in any other case, an authorisation granted under the SSM Regulation on the application therefor under section 9 of the Central Bank Act 1971 of Ireland.

“French Treaty Lender” means a Lender which (i) is treated as a resident of a French Treaty State for the purposes of the French Treaty, (ii) does not carry on business in France through a permanent establishment with which that Lender’s participation in the Loans is effectively connected, and (iii) fulfils any other condition which must be fulfilled under the French Treaty by residents of the French Treaty State for such residents to obtain exemption from Tax imposed on payments under the Finance Documents by France (subject to the completion of any necessary procedural formalities).

“French Treaty State” means a jurisdiction having a double taxation agreement with France (a “French Treaty”) which makes provision for full exemption from Tax imposed by France on payments under the Finance Documents.

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“German Treaty Lender” means a Lender which (i) is treated as a resident of a German Treaty State for the purposes of the German Treaty, (ii) does not carry on a business in Germany through a permanent establishment to which that Lender’s participation in the Loans is effectively connected and (iii) fulfils any other condition which must be fulfilled under the German Treaty by residents of the German Treaty State for such residents to obtain exemption from Tax imposed on interest payable to that Lender in respect of an advance under a Finance Document by Germany (subject to the completion of any necessary procedural formalities).

“German Treaty State” means a jurisdiction having a double taxation agreement (a “German Treaty”) with Germany which makes provision for full exemption for Tax imposed by Germany on interest.

“Irish Obligor” means each Irish Borrower (unless it notifies the Agent that it is not resident in Ireland for Irish tax purposes) and each Obligor which notifies the Agent that it is resident in Ireland for Irish tax purposes.

“Irish Tax Confirmation” means, for the purposes of Loans made to Irish Obligors, a confirmation by the Lender beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document, which Lender is a Qualifying Lender within one of paragraph (ii)(C), (ii)(E), (ii)(F) or (ii)(G) of the definition of Qualifying Lender and specifying which of those paragraphs applies to it and, if paragraph (ii)(C) applies to it, specifying in which Member State of the European Union or territory it is resident, and notwithstanding the foregoing the confirmation given by Bank of China Limited, London Branch under paragraph (b) of Clause 16.3 (Tax indemnity) shall also constitute an Irish Tax Confirmation.

“Irish Treaty Lender” means a Lender (other than a Lender falling within paragraph (ii)(C), (ii)(E), (ii)(F) or (ii)(G) of the definition of Qualifying Lender) which (i) is treated as a resident of an Irish Treaty State for the purposes of the Irish Treaty, (ii) does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in the Loans is effectively connected, and (iii) fulfils all other conditions which must be fulfilled under the Irish Treaty for residents of that Irish Treaty State to obtain full exemption from Irish taxation on interest payable to that Lender in respect of an advance under a Finance Document, subject to the completion of any necessary procedural formalities.

“Irish Treaty State” means a jurisdiction having a double taxation agreement with Ireland (an “Irish Treaty”) which has the force of law and which makes provision for full exemption from tax imposed by Ireland on interest.

“Permanent Establishment” means a permanent establishment as defined in Article 5 of the agreement between the government of the United Kingdom and the government of the Republic of Singapore for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains signed at Singapore on 12 February 1997 as amended by a protocol signed at Singapore on 24 August 2009 and as amended by a protocol signed at Singapore on 13 February 2012.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

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“Qualifying Lender” means:

(i)	for the purposes of Loans made to UK Obligors, a Lender which is beneficially entitled (in the case of a UK Treaty Lender within the meaning of the relevant double taxation agreement) to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document; or

(2)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(3)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document which would be within the charge to corporation tax as respects any such payments of interest apart from section 18A of the CTA; or

(B)	a UK Treaty Lender; and

(ii)	for the purposes of Loans made to Irish Obligors, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and:

(A)	which is the holder of an ECB Banking Authorisation or a CBI Banking Authorisation and whose Facility Office is located in Ireland and which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3) of the TCA; or

(B)	which is an authorised credit institution under the terms of the Banking Directive and has duly established a branch in Ireland having made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland, and such financial institution is recognised by the Revenue Commissioners as carrying on a bona fide banking business in Ireland for the purposes of Section 246(3) of the TCA and has its facility office located in Ireland; or

(C)	which is a company:

(1)

that is resident for the purposes of tax in a (A) member state of the European Union (other than Ireland) or (B) a country with which Ireland has an Irish Treaty in force by virtue of Section 826(1) of the TCA or (C) a country with which Ireland has signed such an Irish Treaty which will come into force once all the ratification procedures set out in Section 826(1) of the TCA have been completed) (residence for these purposes to

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be determined in accordance with the laws of the territory or member state of the European Union of which the Lender claims to be resident) where that territory or member state of the European Union imposes a tax that generally applies to interest receivable in that territory or member state of the European Union by companies from sources outside that territory or member state of the European Union; or

(2)	where interest payable under this Agreement:

(a)	is exempted from the charge to income tax under an Irish Treaty in force between Ireland and the country in which the Lender is resident for tax purposes; or

(b)	would be exempted from the charge to income tax under an Irish Treaty signed between Ireland and the country in which the Lender is resident for tax purposes if such double tax treaty had the force of law by virtue of Section 826(1) of the TCA, provided that interest payable under this Agreement is not paid to such company in connection with a trade or business carried on by it through a branch or agency in Ireland; or

(D)	which is a body corporate which advances money in the ordinary course of a trade which includes the lending of money, provided that (i) the interest payable under this Agreement is paid in Ireland; (ii) the interest payable under this Agreement is taken into account in computing the trading income of that body corporate for Irish corporation tax purposes; and (iii) which has complied with the notification requirements under Section 246(5) of the TCA; or

(E)	which is a qualifying company within the meaning of Section 110 of the TCA and the interest is paid in Ireland; or

(F)	which is a company which is incorporated in the US and is taxed in the US on its worldwide income and the interest payable under this Agreement is not paid to it in connection with a trade or business carried on by it through a branch or agency in Ireland; or

(G)	which is a US LLC and (i) the ultimate recipients of the interest payable under this Agreement would themselves qualify for exemption from tax under either exemption (ii)(C) or exemption (ii)(F) above; (ii) the business conducted through the US LLC is so structured for market reasons and not for tax avoidance reasons and (iii) the interest payable under this Agreement is not paid to the US LLC and the ultimate recipients in connection with a trade or business carried on through a branch or agency in Ireland; or

(H)	which is an Irish Treaty Lender; or

(I)	which is a Lender that represents and warrants that it is a financial institution organised in the Republic of Singapore and lending through a Permanent Establishment in the United Kingdom; or

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(iii)	for the purposes of Loans made to a Dutch Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	acting through a Facility Office in The Netherlands; or

(B)	resident for tax purposes in a jurisdiction that has a double taxation agreement with The Netherlands which makes provision for full exemption from tax imposed by The Netherlands on interest received or receivable under a Finance Document which treaty entitles the relevant Lender to the benefits of such exemption, subject to making any applications for exemption; or

(C)	entitled to receive, under the domestic law of The Netherlands, interest free of any withholding or deduction for or on account of tax imposed by The Netherlands; or

(iv)	for the purposes of Loans made to a French Borrower, a Lender which:

(A)	fulfils the conditions imposed by French law in order for a payment under a Finance Document not to be subject to (or, as the case may be, to be exempt from) any such Tax Deduction; or

(B)	is a French Treaty Lender; or

(v)	for the purposes of Loans made to a German Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	lending through a Facility Office in Germany; or

(B)	a German Treaty Lender.

“SSM Regulation” means Council Regulation (EU) No 1024/2013 of 15 October 2013 conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

“UK Borrower” means a UK Obligor which is a Party as a Borrower.

“UK Obligor” means each Obligor which notifies the Agent that it is resident in the United Kingdom for tax purposes.

“UK Treaty Lender” means a Lender which:

(i)	is treated as a resident of a UK Treaty State for the purposes of the UK Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loans is effectively connected; and

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(iii)	fulfils any other conditions which must be fulfilled under the UK Treaty for residents of that UK Treaty State to obtain full exemption from United Kingdom taxation on interest payable to that Lender in respect of an advance under a Finance Document, subject to the completion of any necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

(b)	Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination, acting reasonably.

16.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The CRH Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. In addition, a Lender shall promptly notify the Agent if it ceases to be a Qualifying Lender. If the Agent receives any such notification from a Lender it shall promptly notify the CRH Agent and the relevant Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of tax imposed by the United Kingdom or France, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender (as defined in paragraph (i) (in respect of a payment by a UK Obligor) or (iv) (in respect of a payment by a French Obligor) of the definition of Qualifying Lender), but on that date that Lender is not or has ceased to be such a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or French Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	with respect to payments by a UK Obligor only the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) or (k) (as applicable) below; or

(iii)	with respect to payments by a French Obligor only, the relevant Lender is a French Treaty Lender and the French Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below,

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provided that the exclusion for changes after the date upon which a Lender becomes a Lender under this Agreement in paragraph (i) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made by a French Obligor to a Lender if such Tax Deduction is imposed solely because the payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction.

(e)	A payment shall not be increased under paragraph (c) above for a Tax Deduction in respect of tax imposed by Ireland, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender (as defined in paragraph (ii) of the definition of Qualifying Lender), but on that date that Lender is not or has ceased to be such a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Treaty, or any published practice or published concession of any relevant taxing authority;

(ii)	the relevant Lender is an Irish Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below; or

(iii)	the relevant lender is a Qualifying Lender solely by virtue of any of paragraphs (ii)(C), (ii)(E), (ii)(F) or (ii)(G) of the definition of Qualifying Lender and the relevant Lender has not given an Irish Tax Confirmation to the CRH Agent.

(f)	A payment shall not be increased under paragraph (c) above for a Tax Deduction in respect of tax imposed by Germany, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender (as defined in paragraph (v) of the definition of Qualifying Lender), but on that date that Lender is not or has ceased to be such a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or German Treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a German Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below.

(g)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

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(h)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA (if the Tax Deduction is imposed by the United Kingdom) or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)

(i)	A French Treaty Lender, Irish Treaty Lender, German Treaty Lender and each Obligor which makes a payment to which that French Treaty Lender, Irish Treaty Lender or German Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)	Subject to paragraph (iii) below, each UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(iii)

(A)	A UK Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part IIA (and, in respect of an Original Swingline Lender, Part IIB) of Schedule 1 (The Original Parties); and

(B)	a New Lender, Increase Lender or Accordion Increase Lender that is a UK Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement or Increase Confirmation or Accordion Increase Confirmation which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (ii) above in relation to any UK Borrower making a payment to that Lender.

(j)	Each Lender that includes the confirmation described in paragraph (i)(iii)(A) above in Part IIA (and, in respect of an Original Swingline Lender, Part IIB) of Schedule 1 (The Original Parties) or the confirmation described in paragraph (i)(iii)(B) above in the relevant Transfer Certificate or Assignment Agreement or Increase Confirmation or Accordion Increase Confirmation thereby notifies each UK Borrower (including any Additional Borrower which is a UK Borrower) and the CRH Agent that, to the extent that that Lender is a Lender under a Facility made available to that Borrower and the HMRC DT Treaty Passport scheme is to apply in respect of that Lender’s Commitment(s) or its participation in any Loan to that Borrower, that Borrower (or the CRH Agent on its behalf) must file a Borrower DTTP Filing.

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(k)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (i)(iii) above and:

(i)	a UK Borrower making a payment to that Lender has not made (nor has the CRH Agent on its behalf made) a Borrower DTTP Filing in respect of that Lender (or, where that Lender has increased its Commitment under a Finance Document, a UK Borrower making a payment to that Lender has not made (nor has the CRH Agent on its behalf made) a Borrower DTTP Filing in respect of that Lender following such increase in Commitment); or

(ii)	a UK Borrower making a payment to that Lender has made (or the CRH Agent on its behalf has made) a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by H.M. Revenue & Customs; or

(B)	H.M. Revenue & Customs has not given the UK Borrower authority to make payments to that Lender without a Tax Deduction within 30 Business Days of the date of the Borrower DTTP Filing; or

(C)	H.M. Revenue & Customs gave but subsequently withdrew authority for the UK Borrower to make payments to that Lender without a Tax Deduction or such authority has otherwise terminated or expired or is due to otherwise terminate or expire within the next three months, and in each case, the UK Borrower (or the CRH Agent on its behalf) has notified that Lender in writing, that Lender and the UK Borrower (or the CRH Agent on its behalf) shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorisation to make that payment without a Tax Deduction.

(l)

(i)	Where a Lender has confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (i)(iii) above, no Obligor that is not a UK Borrower shall (nor shall the CRH Agent on behalf of such Obligor) make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(ii)	If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (i)(iii) above, no Obligor shall (nor shall the CRH Agent on behalf of such Obligor) make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

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(m)	A UK Borrower shall (or the CRH Agent on its behalf, shall), promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(n)	If an Obligor is required to make a Tax Deduction, the relevant Lender, the Agent, the CRH Agent and that Obligor shall co-operate in any application for a refund of such Tax Deduction from the relevant taxing authority.

(o)	Each Original Lender (on or before the date of signing this Agreement) and each transferee which becomes a Party (on or before such date as it becomes a Party) shall provide the Agent with details of its name, address, email address, jurisdiction of tax residency and whether it is acting through an Irish branch or agency and the Agent shall supply all such information to the CRH Agent. The provision of such information by the relevant Lender shall, where appropriate, constitute the giving of an Irish Tax Confirmation by that Lender. Each Original Lender and transferee shall promptly inform the CRH Agent of any changes in this information as soon as reasonably practicable following a request from the CRH Agent.

16.3	Tax indemnity

(a)	The Obligors shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document as a result of a change after the date it becomes a Party in (or the interpretation, administration or application of) any law or treaty or any published practice or published concession of any relevant taxing authority.

(b)	Bank of China Limited, London Branch confirms, by its execution of this Agreement, to the Irish Obligors and the CRH Agent with the intent that the Irish Obligors can rely on such confirmation (the Parties agree that such confirmation is an Irish Tax Confirmation and that it is hereby given to the CRH Agent), in determining whether they are obliged to make a Tax Deduction for or on account of Irish Tax, that it is the beneficial owner of all interest to be paid to it under this Agreement and that:

(i)	it is a Qualifying Lender resident for the purposes of tax in the People’s Republic of China (residence for these purposes to be determined in accordance with the laws of the People’s Republic of China) and that the People’s Republic of China imposes a tax corresponding to Irish income tax or corporation tax that generally applies to interest receivable in the People’s Republic of China by companies from sources outside the People’s Republic of China; and

(ii)	it will promptly notify the CRH Agent if there is a change in its position from that described in paragraph (i) above.

(c)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

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(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located or has at any time been located (whether due to being so designated pursuant to Clause 2.5 (Lender’s Affiliates) or otherwise), if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 16.2 (Tax gross-up);

(B)	would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d), (e) or (f) of Clause 16.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(d)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(e)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party (or any member of that Finance Party’s tax group) has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5	Lender status confirmation

(a)	Each Lender which becomes a Party to this Agreement after the date of this Agreement shall confirm, in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation which it executes on becoming a Party which of the following categories it falls in:

(i)

(A)	not a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender; or

(B)	a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender, other than a UK Treaty Lender; or

(C)	a UK Treaty Lender; and

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(ii)

(A)	not a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender; or

(B)	a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender, other than an Irish Treaty Lender; or

(C)	an Irish Treaty Lender; and

(iii)

(A)	not a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; or

(B)	a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; and

(iv)

(A)	not a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender; or

(B)	a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender, other than a French Treaty Lender; or

(C)	a French Treaty Lender; and

(D)	not incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction; and

(v)

(A)	not a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender; or

(B)	a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender, other than a German Treaty Lender; or

(C)	a German Treaty Lender.

(b)	If a New Lender fails to confirm its status in accordance with this Clause 16.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it confirms to the Agent which category applies (and the Agent, upon receipt of such confirmation, shall inform the CRH Agent). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 16.5.

(c)	In relation to paragraph (a)(iii) above, such Lender shall also specify, in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation which it executes upon becoming a Party whether it is incorporated in, or acting through a Facility Office situated in, a Non-Cooperative Jurisdiction.

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16.6	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause 16.6 shall not apply in respect of an assignment, transfer or other alienation of any kind by a Lender of any of its rights or obligations under a Finance Document unless such assignment or transfer has been initiated at the request of the Obligors.

16.7	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable or that is in respect of such VAT; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 16.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as

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making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Finance Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

16.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of the date of a request from the Agent, supply to the Agent:

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(i)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(ii)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide a copy of any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the CRH Agent.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide a copy of any such updated withholding certificate, withholding statement, document, authorisation or waiver to the CRH Agent.

(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

16.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

17.	INCREASED COSTS

17.1	Increased Costs

(a)	Subject to Clause 17.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of, or compliance with, Basel III or CRD IV.

(b)	In this Agreement:

“Basel III” means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and

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banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary L/C Commitment or funding or performing its obligations under any Finance Document.

17.2	Increased Cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the CRH Agent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate specifying in reasonable detail:

(i)	the event by reason of which it is entitled to make a claim pursuant to Clause 17.1 (Increased Costs); and

(ii)	a calculation of the amount claimed pursuant to Clause 17.1 (Increased Costs) provided that a Lender, acting in good faith, is not required to disclose any confidential information.

(c)

If the Agent notifies the CRH Agent of a claim for Increased Costs pursuant to paragraph (a) of Clause 17.1 (Increased Costs) above which is attributable to the implementation, transposition or application of, or compliance with Basel III or CRD IV, the relevant Lender(s) and the CRH

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Agent shall enter into discussions in good faith for a period of no more than 15 days from the date of receipt by the CRH Agent of the relevant notification with a view to agreeing the amount of Increased Costs payable. To the extent that such agreement is reached, the CRH Agent shall pay the agreed amount of Increased Costs within five Business Days or as otherwise agreed in writing. In the absence of any such agreement, the CRH Agent shall either (i) pay the amount originally claimed within five Business Days of the end of the 15 day negotiation period or as otherwise agreed in writing or (ii) exercise its right of repayment or replacement in respect of the relevant Lender(s) pursuant to the terms of Clause 11.5 (Right of replacement or repayment and cancellation in relation to a single Lender).

(d)	A Finance Party which claims for Increased Costs pursuant to paragraph (a) of Clause 17.1 (Increased Costs) above which are attributable to the implementation, transposition or application of, or compliance with Basel III or CRD IV shall not be entitled to claim for any such Increased Costs which it incurred more than six months prior to the date of the notification of the relevant claim by the Agent to the CRH Agent pursuant to paragraph (a) of this Clause 17.2.

17.3	Exceptions

(a)	Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (c) of Clause 16.3 (Tax indemnity) applied);

(iv)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(v)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the negligence of any of them.

(b)	In this Clause 17.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 16.1 (Definitions).

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

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(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the CRH Agent.

18.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

19.	MITIGATION BY THE LENDERS

19.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 16 (Tax Gross Up and Indemnities), Clause 17 (Increased Costs) or in any amount payable under a Finance Document by an Obligor established in France becoming not deductible from that Obligor’s

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taxable income for French tax purposes by reason of that amount being (i) paid or accrued to a Finance Party incorporated, domiciled, established or acting through a Facility Office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of that Finance Party in a financial institution situated in a Non-Cooperative Jurisdiction including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2	Limitation of liability

(a)	The Company shall, within three Business Days of demand, indemnify each Finance Party for all reasonable costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.	COSTS AND EXPENSES

20.1	Transaction expenses

The Company shall promptly on demand pay the Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

20.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 32.10 (Change of currency),

the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement costs

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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SECTION 7

GUARANTEE

21.	GUARANTEE AND INDEMNITY

21.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s payment obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that, if any payment obligation guaranteed by it is, or becomes, unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.

21.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, examinership or otherwise, without limitation, then the liability of the Guarantor under this Clause 21 will continue to be reinstated as if the discharge, release or arrangement has not occurred.

21.4	Waiver of defences

The obligations of the Guarantor under this Clause 21 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

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(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

21.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys bearing interest at market rates received from the Guarantor or on account of the Guarantor’s liability under this Clause 21.

21.7	Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(a)	to be indemnified by an Obligor;

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(b)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(c)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(d)	to exercise any right of set-off against any Obligor; and/or

(e)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment Mechanics).

21.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 22 to each Finance Party on the date of this Agreement.

22.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

22.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations, which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

22.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets breach of which would reasonably be expected to have a Material Adverse Effect.

22.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

22.5	Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

22.6	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors).

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(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

22.7	Deduction of Tax

(a)	In the case of an Obligor incorporated in Ireland, it is not required to make any Tax Deduction from any payment it may make under any Finance Document to a person that is a Qualifying Lender falling within paragraph (ii) of the definition of Qualifying Lender provided that, where the Qualifying Lender is an Irish Treaty Lender, all procedural formalities have been completed.

(b)	In the case of an Obligor incorporated in the United Kingdom, it is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender falling within paragraph (i) of the definition of Qualifying Lender.

(c)	In the case of an Obligor incorporated in The Netherlands, it is not required to make any Tax Deduction from any payment it may make under any Finance Document to a person that is a Qualifying Lender within paragraph (iii) of the definition of Qualifying Lender.

(d)	In the case of an Obligor incorporated in France, it is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender within paragraph (iv) of the definition of Qualifying Lender (subject, in the case of a French Treaty Lender, to the completion of procedural formalities).

(e)	In the case of a German Borrower, it is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender within paragraph (v) of the definition of Qualifying Lender.

22.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

22.9	No default

(a)	No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or would reasonably be expected to have a Material Adverse Effect.

22.10	No misleading information

(a)	The Information Package was true, complete and accurate in all material respects as at the date of the relevant report or document containing the information (as the case may be) and is not misleading in any respect.

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(b)	It is not aware of any material facts or circumstances which have not been disclosed to the Agent and the Lenders in writing before the signing of this Agreement which, if disclosed, might reasonably be expected adversely to affect the decision of a person considering whether to advance or make available moneys pursuant to this Agreement.

(c)	Each certificate or other written information provided by an Obligor to the Agent or the Lenders under the terms of this Agreement was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

22.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with IFRS as in force as at the date of this Agreement.

(b)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) as at the end of the relevant financial year.

(c)	There has been no material adverse change in the consolidated financial condition of the Group since the date on which its Original Financial Statements are stated to have been prepared.

22.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined (taking into account the likelihood of success of those proceedings), would be reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief) been started or threatened against any member of the Group (or against the directors of any member of the Group).

22.14	Sanctions

(a)	No Obligor is, and to the knowledge of the Guarantor, none of their respective directors, officers or employees are, a Restricted Party.

(b)	In relation to each Lender that notifies the Agent to this effect (each a “Restricted Lender”), this Clause 22.14 (Sanctions) shall only apply for the benefit of that Restricted Lender to the extent that the representation in paragraph (a) above would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 para 1 no 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute (together the “Anti-Boycott Regulations”). In connection with any amendment, waiver, determination or direction relating to any part of this Clause 22.14 (Sanctions) of which a Restricted Lender does not have the benefit, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

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22.15	Representations - general

(a)	The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(i)	the date of each Utilisation Request and the first day of each Interest Period; and

(ii)	in the case of an Additional Borrower, the day on which it becomes (and on which it is proposed that the company becomes) an Additional Borrower.

(b)	The representation in paragraph (c) of Clause 22.10 (No misleading information) is given by the relevant Obligor at the date such certificate or other written information is provided to the Agent or the Lenders.

23.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)	its audited consolidated financial statements for that financial year; and

(ii)	the audited financial statements of each Obligor (other than the Company for that financial year;

(b)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years the unaudited interim report of the Group for that financial half year; and

(c)	promptly upon becoming aware thereof, notification that a Subsidiary is, or has become, a Material Subsidiary and shall provide the Agent with a complete list of Material Subsidiaries when delivering the audited consolidated financial statements of the Group in accordance with paragraph (a)(i) above.

23.2	Compliance Certificate

(a)	The Company shall supply to the Agent, with each set of financial statements or reports delivered pursuant to paragraph (a)(i) or (b) of Clause 23.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 24 (Financial Covenants), as at the date at which those financial statements were drawn up, together with (in relation to any Compliance Certificate delivered on or after 1 March 2015) details of the Adjusted Minimum Consolidated Shareholders’ Funds.

(b)	Each Compliance Certificate shall be signed by two directors of the Company.

23.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Company pursuant to Clause 23.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its (or as the case may be its consolidated) financial condition as at the date at which those financial statements were drawn up.

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(b)

(i)	The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 23.1 (Financial statements) is prepared using IFRS and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in IFRS or the accounting practices or reference periods, and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(A)	a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 24 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

(ii)	Any reference in this Agreement to “those financial statements” shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

23.4	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly such further information as may be required by applicable banking supervisory laws and regulations and/or in line with standard banking practice;

(c)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group (or against the directors of any member of the Group), and which, if adversely determined (taking into account the likelihood of success of those proceedings), could reasonably be expected to have a Material Adverse Effect;

(d)	promptly upon becoming aware of them, the details of any material non-compliance with Environmental Law which would be reasonably likely to have a Material Adverse Effect; and

(e)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, except to the extent that disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality.

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23.5	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.6	Use of websites

(a)	The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

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If the Company notifies the Agent under paragraph (i) or (v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within 10 Business Days.

23.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The CRH Agent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 28 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the CRH Agent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

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24.	FINANCIAL COVENANTS

24.1	Financial definitions

In this Clause 24:

“Consolidated Net Interest Expense” means, in respect of any Relevant Period, the aggregate amount of interest payable and similar charges accrued by the Group in that period:

(a)	including the net amount payable (or, as the case may be, deducting the net amount receivable) in respect of any interest hedging arrangements or (insofar as they relate to interest) currency hedging arrangements;

(b)	deducting the aggregate amount of interest receivable by the Group in relation to that period;

(c)	including the changes in fair value of hedged debt and derivatives used to hedge gross or net debt and the amortisation of any such sums;

(d)	excluding any share of the interest charge or income of any joint venture;

(e)	excluding the imputed, expected, actual or other returns on defined benefit pension scheme assets;

(f)	excluding the imputed, actual or other interest cost on defined benefit pension scheme liabilities;

(g)	excluding the unwinding of discounts on provisions for liabilities (not being Financial Indebtedness) and deferred and contingent acquisition consideration;

(h)	excluding any interest incurred on project finance debt where such debt is, apart from being secured on related assets (which may include shares or other investments in the project vehicle), non recourse to the Group; and

(i)	excluding in all cases interest accrued on loans between members of the Group,

all as shown in the audited consolidated financial statements of the Group for that period and where not shown in such statements as calculated in accordance with such statements.

“Consolidated PBITDA” means, in respect of any Relevant Period, the total consolidated operating profit of the Group for that period:

(a)	before taking into account:

(i)	Consolidated Net Interest Expense;

(ii)	taxes;

(iii)	any share of the profit of any joint venture or other associated company, except for dividends actually received by any member of the Group;

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(iv)	the imputed, expected, actual or other returns on defined benefit pension scheme assets;

(v)	the imputed, actual, or other interest cost on defined benefit pension scheme liabilities;

(vi)	the unwinding of discounts on provisions for liabilities (not being Financial Indebtedness) and deferred and contingent acquisition consideration; and

(vii)	in all cases interest accrued on loans between members of the Group;

(b)	excluding any material items of an unusual or non recurring nature which represent gains or losses including those arising on:

(i)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(ii)	disposals, revaluations or impairments of non current assets; and

(iii)	disposals of assets associated with discontinued operations;

(c)	excluding all profits and interest costs arising from assets financed by project finance debt where interest on such debt is excluded from the definition of Consolidated Net Interest Expense; and

(d)	after adding back all amounts provided for depreciation, asset impairment, amortisation and write-down of goodwill,

all as shown in the audited consolidated financial statements of the Group for that period and where not shown in such statements as calculated in accordance with such statements.

“Minimum Consolidated Shareholders’ Funds” means, for the period from the date of this Agreement to and including 28 February 2015, EUR 5,000,000,000 (the “Initial Minimum Consolidated Shareholders’ Funds”). Thereafter, the Initial Minimum Consolidated Shareholders’ Funds shall be adjusted on 1 March 2015 (the “Adjustment Date”), and thereafter on each anniversary of the Adjustment Date, by adding or subtracting (as applicable) any positive or negative currency translation effects (including, but not limited to, those stated as forming part of ‘Other comprehensive income’ in the Consolidated Statement of Comprehensive Income in the audited consolidated financial statements of the Group) arising in the immediately preceding financial year ending on 31 December (as determined in accordance with IFRS and as shown in audited consolidated financial statements of the Group) (the “Adjusted Minimum Consolidated Shareholders’ Funds”).

“Relevant Period” means each period of 12 months ending on a Covenant Date.

24.2	Financial condition

The Company shall ensure that:

(a)	in respect of each Relevant Period ending after the date of this Agreement, the ratio of Consolidated PBITDA to Consolidated Net Interest Expense shall be not less than 4.5:1; and

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(b)	Consolidated Shareholders’ Funds shall not at any time be less than Minimum Consolidated Shareholders’ Funds.

24.3	Financial testing

(a)	In respect of any Relevant Period ending on 30 June, Consolidated Net Interest Expense and Consolidated PBITDA shall be calculated by:

(i)	adding the relevant financial accounts number for the six month period to that 30 June to the relevant financial accounts number for the 12 month period to the previous 31 December; and

(ii)	deducting the relevant financial accounts number for the six month period to the previous 30 June.

(b)	The financial covenants set out in Clause 24.2 (Financial condition) shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 23.2 (Compliance Certificate).

25.	GENERAL UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

25.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

25.3	Negative pledge

In this Clause 25.3, “Quasi-Security” means a transaction described in paragraph (b) below.

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

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(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	any lien arising by operation of law and in the ordinary course of trading;

(ii)	any cash management, netting or set-off arrangement entered into by any member of the Group in the ordinary course of business;

(iii)	title retention or reservation arrangements or set-off provisions in each case which are contained in any supplier’s standard conditions of supply over any property or assets to any member of the Group;

(iv)	any Security or Quasi-Security securing liabilities under any ECGD agreement (or similar form of credit) to a bank (or other financial institution), over:

(A)	any sums which may become due to any member of the Group from any company or other party under any contract for the supply and/or the installation of plant and/or machinery or under any other agreement in relation to such plant and/or machinery, or

(B)	the plant and/or machinery, the purchase of which is financed by such ECGD or other similar form of credit;

(v)	any Security or Quasi-Security created over any undertaking or asset acquired or developed after the date hereof, for the sole purpose of financing or refinancing that acquisition or development and securing deferred consideration for such acquisition and/or principal moneys not exceeding the cost of that acquisition or development;

(vi)	any Security or Quasi-Security existing at the time of acquisition over any undertaking or assets acquired after the date hereof, and any Security or Quasi- Security existing over the undertaking or assets of a company when it becomes a member of the Group, may be allowed to subsist for the liabilities existing at the date of acquisition or (as the case may be) the date of the company becoming a member of the Group and also for any increase in such liabilities by reason of any fluctuation in the amount outstanding under, and in accordance with the terms of, facilities which exist at that date (or any renewal or extension of any such facility for the same or a lesser amount);

(vii)	any Security or Quasi-Security over documents and the goods they represent in connection with letters of credit, guarantees or similar arrangements;

(viii)	any Security or Quasi-Security created over credit balances of a member of the Group with a bank or similar financial institution as security for finance to be provided to a member of the Group by such bank or financial institution or an affiliate thereof, including any Security or Quasi-Security created over a credit balance pursuant to paragraph (e)(iii) of Clause 1.2 (Construction);

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(ix)	other Security or Quasi-Security existing at the date of this Agreement securing an aggregate principal amount not exceeding EUR [***] (or its equivalent in any other currency or currencies);

(x)	any Security or Quasi-Security entered into with the prior consent of the Majority Lenders;

(xi)	any Security or Quasi-Security which may be created in connection with a receivable financing of any kind (including any discounting, factoring and forfeiting arrangement);

(xii)	any Security or Quasi-Security arising under article 24 or 25 of the General Terms and Conditions (Algemene Bankvoorwaarden) or the equivalent in any jurisdiction of banking or financing institutions;

(xiii)	any Security or Quasi-Security (other than any Security or Quasi-Security permitted pursuant to paragraphs (i) to (xii) above or paragraph (xiv) below) provided the aggregate principal amount secured pursuant to this paragraph (xiii) does not at any time exceed [***] per cent. of Consolidated Shareholders’ Funds; or

(xiv)	any Security or Quasi-Security the granting of which pursuant to section 1136 (alone or in conjunction with section 1192 (1)) of the German Civil Code cannot be prohibited.

25.4	Pari passu ranking

The Company shall ensure that at all times the claims of the Finance Parties against any Obligor under the Finance Documents rank at least pari passu with the claims of all other unsecured creditors of that Obligor other than creditors preferred by operation of law.

25.5	Disposals

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above shall not apply to any sale, lease, transfer or other disposal:

(i)	made at arm’s length and for market value;

(ii)	of assets from one member of the Group to another member of the Group; or

(iii)	of assets in exchange for or to be replaced by other assets comparable or superior as to type, value and quality.

25.6	Merger

(a)	No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction except with one or more other members of the Group and the Obligor is the surviving entity or with the consent of the Majority Lenders.

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(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal permitted pursuant to Clause 25.5 (Disposals).

(c)	For the purposes of paragraph (a) above, a “merger” includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce and a “corporate reconstruction” includes, in relation to a company, any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de Commerce.

25.7	Change of business

The Company shall ensure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement but this shall not prevent any member of the Group engaging in any ancillary or related business.

25.8	Insurance

The Company shall maintain insurance in relation to the Group with financially sound and reputable insurers, against liability to persons and damage to property, to the extent and in the manner customary for companies of like size in similar businesses, it being understood that the Group may self-insure against hazards and risks provided that such self-insurance is in accordance with the practices of companies of like size in similar businesses and adequate reserves (as determined in good faith by the Company) are maintained in connection with such self-insurance.

25.9	Sanctions

(a)	No Obligor shall lend or make available to any person or entity all or any part of a Loan for the purposes of financing the activities of any person subject at that time to Sanctions (provided that, in the case of a German Obligor, this shall only apply to Sanctions administered, enacted or enforced by an entity listed in paragraphs (b), (c) and, to the extent pertaining to paragraphs (b) and (c), paragraph (e) of the definition of Sanctions).

(b)	In relation to each Restricted Lender, this Clause 25.9 (Sanctions) shall only apply for the benefit of that Restricted Lender to the extent that the undertaking in paragraph (a) above would not result in any violation of, conflict with or liability under the Anti-Boycott Regulations. In connection with any amendment, waiver, determination or direction relating to any part of this Clause 25.9 (Sanctions) of which a Restricted Lender does not have the benefit, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

26.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 26 is an Event of Default (save as for Clause 26.12 (Acceleration)).

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26.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within:

(i)	(in the case of paragraph (a)(i) above) 5 Business Days of its due date; or

(ii)	(in the case of paragraph (a)(ii) above) 10 Business Days of its due date.

26.2	Financial covenants

Any requirement of Clause 24 (Financial Covenants) is not satisfied.

26.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) and Clause 24 (Financial Covenants)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (i) the Agent giving notice to the CRH Agent and (ii) the CRH Agent becoming aware of the failure to comply.

26.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur if the misrepresentation or misstatement, or the circumstances giving rise to it, is/are capable of remedy and is/are remedied within 30 days of the earlier of (i) the Agent giving notice to the CRH Agent and (ii) the CRH Agent becoming aware of the misrepresentation or misstatement.

26.5	Cross acceleration

Any Financial Indebtedness of the Guarantor, any Borrower or any Material Subsidiary (except for Financial Indebtedness owed by one member of the Group to another member of the Group) shall become due and payable prior to its specified due date due to any default thereunder or is otherwise (except by reason of temporary technical or administrative difficulties) not paid when due or within any applicable grace period. However, no Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness in respect of which any such event or events has occurred and is continuing is less than EUR [***] (or its equivalent in any other currency or currencies).

26.6	Insolvency

(a)

The Guarantor, any Borrower or any Material Subsidiary is unable or admits inability to pay its debts as they fall due (including in respect of any Obligor or any Material Subsidiary incorporated, established or having the centre of its main interests deemed to be in France being

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in a state of cessation des paiements within the meaning of the French Code de commerce), suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (not being another member (or members) of the Group) with a view to rescheduling any of its indebtedness and in particular a German Group Member is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung) or threatens to become unable to pay its debts (drohend zahlungsunfähig) within the meaning of section 18 of the German Insolvency Code (Insolvenzordnung), or is over-indebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung).

(b)	A moratorium is declared in respect of any indebtedness of the Guarantor, any Borrower or any Material Subsidiary.

26.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examinership or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Guarantor, any Borrower or any Material Subsidiary other than (x) a solvent liquidation or reorganisation of any member of the Group which is not an Obligor or Material Subsidiary or (y) a solvent reogranisation of an Obligor which involves that Obligor merging into (or amalgamating with) another member of the Group provided that the relevant Obligor is the surviving entity of that transaction;

(ii)	a composition, compromise, assignment or arrangement with any creditor of the Guarantor, any Borrower or any Material Subsidiary;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor or Material Subsidiary), trustee in bankruptcy, receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of the Guarantor, any Borrower or any Material Subsidiary or any of its assets;

(iv)	the giving of notice under Article 36(2) Tax Collection Act (Invorderingswet 1990) in relation to a Dutch Borrower; or

(v)	enforcement of any Security over any assets of the Guarantor, any Borrower or any Material Subsidiary, or any analogous procedure or step is taken in any jurisdiction.

(b)	This Clause 26.7 shall not apply to (x) any Financial Indebtedness owed by one member of the Group to another member of the Group or (y) any winding-up petition or to any analogous procedure or step in any jurisdiction which is frivolous or vexatious and is discharged or stayed or dismissed within 30 days of commencement.

26.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (including any of the enforcement proceedings provided for in French Ordinance n°2011-1895 of 19 December 2011) by a creditor which is not a member of the Group affects any asset or assets of the Guarantor, any Borrower or any Material Subsidiary having an aggregate value of EUR [***] or more and is not discharged within 30 days.

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26.9	Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

26.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

26.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

26.12	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may without mise en demeure or any other judicial or extra judicial step, and shall if so directed by the Majority Lenders, by notice to the CRH Agent but, in respect of any French Obligor, subject to the mandatory provisions of article L.620-1 to L.620-8 of the French Code de Commerce:

(a)	cancel the Total Commitments and/or Ancillary L/C Commitments, at which time they shall immediately be cancelled;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)	declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary L/C Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or

(e)	declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary L/C Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

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SECTION 9

CHANGES TO PARTIES

27.	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Facility to another bank or financial institution (the “New Lender”).

27.2	Conditions of assignment or transfer

(a)	Subject to paragraph (b) below, the consent of the CRH Agent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)	No assignment, transfer, sub-participation or subcontracting of a Loan made to, or Commitment available to, a French Borrower may be effected to a New Lender incorporated in, or acting through a Facility Office situated in, a Non-Cooperative Jurisdiction without the prior consent of the Company, which shall not be unreasonably withheld.

(c)	The consent of the CRH Agent to an assignment or transfer must not be unreasonably withheld or delayed. The CRH Agent will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the CRH Agent within that time.

(d)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender, and that it (or one of its Affiliates) will be an Ancillary L/C Lender and shall make available an Ancillary L/C Facility; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

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(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax Gross Up and Indemnities) and Clause 17 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply, in relation to Clause 16.2 (Tax gross-up), insofar as its relates to a payment by a UK Obligor to a New Lender that is a UK Treaty Lender that has made a confirmation in accordance with paragraph (i)(iii)(B) of Clause 16.2 (Tax gross-up) if the Obligor making the payment has not (nor has the CRH Agent on its behalf) made a Borrower DTTP Filing in respect of that UK Treaty Lender.

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)	Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Commitment is not less than:

(i)	its Swingline Commitment; or

(ii)	if it does not have a Swingline Commitment, the Swingline Commitment of a Lender which is its Affiliate.

(i)	The New Lender may, in case of an assignment of rights in accordance with this Clause 27 (Changes to the Lenders) by an Existing Lender hereunder, if it considers it necessary to make such transfer effective as against third parties, arrange for the Assignment Agreement to be notified by way of signification to any French Obligor in accordance with article 1690 of the French Code Civil.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 2,500.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

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(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

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(iii)	the Agent, the Arranger, the New Lender, the other Lenders and any relevant Ancillary L/C Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and any relevant Ancillary L/C Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender” and it (or one of its Affiliates) shall become an Ancillary L/C Lender.

(d)	For the avoidance of doubt, the Parties agree that any transfer effected in accordance with this Clause 27.5 shall constitute a novation within the meaning of Articles 1271 et seq. of the French Code civil, provided that, notwithstanding any such novation, all the rights of the Finance Parties against the Obligors shall be maintained.

27.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and it (or one of its Affiliates) shall become an Ancillary L/C Lender and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 27.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from

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the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation to CRH Agent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation send to the CRH Agent a copy of that Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation.

27.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank, or to a government authority, department or agency including, in the UK, HM Treasury; and

(b)	without prejudice to the provisions of Clause 27.2 (Conditions of assignment or transfer) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

(a)	If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) the Transfer Date of which is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

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(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 27.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

28.	CHANGES TO THE OBLIGORS

28.1	Assignments and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Borrowers

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.7 (“Know your customer” checks), the CRH Agent may request that any of the wholly owned Subsidiaries of the Company becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	all the Lenders approve the addition of that Subsidiary;

(ii)	the CRH Agent delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the CRH Agent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)	The Agent shall notify the CRH Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting reasonably) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

(c)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.3	Resignation of a Borrower

(a)	The CRH Agent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

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(b)	The Agent shall accept a Resignation Letter and notify the CRH Agent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the CRH Agent has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

at which time that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

28.4	Novation of debt

(a)	The CRH Agent may request in writing to the Agent that a Borrower transfers all or any part of its rights and novates all or any part of its obligations under the Finance Documents to another wholly owned Subsidiary of the Company which is a Borrower or which becomes an Additional Borrower (a “Novation Request”).

(b)	The Agent shall accept a Novation Request and the transfer and novation shall occur if:

(i)	no Default is continuing or would result from the transfer and novation (and the CRH Agent has confirmed this is the case);

(ii)	all the Lenders have consented to the identity of the new borrower (if not an existing Borrower) and all “know your customer” checks have been completed;

(iii)	in a case where the relevant obligations are to be novated to a Subsidiary which will become an Additional Borrower, the requirements of Clause 28.2 (Additional Borrowers) are complied with; and

(iv)	all parties have entered into a novation agreement in form and substance acceptable to all parties.

28.5	Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.6	Waiver of recourse

Each remaining Obligor shall waive any recourse (regres) it may have under or in connection with this Agreement against a resigning Obligor from the time such resigning Obligor ceases to be a Borrower under this Clause 28 (Changes to the Obligors).

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SECTION 10

THE FINANCE PARTIES

29.	ROLE OF THE AGENT, THE ARRANGER AND THE REFERENCE BANKS

29.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. Each other Finance Party hereby relieves the Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which is prohibited by its constitutional documents or by-laws from granting such exemption shall notify the Agent accordingly.

29.2	Instructions

(a)	The Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

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(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

29.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation to CRH Agent), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement, any Increase Confirmation or any Accordion Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)	The Agent shall provide to the Company within 10 Business Days of a request by the Company (but no more frequently than once per calendar quarter), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day their respective Commitments, the address, email address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the email address and/or any other information required to enable the submission of information by email or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

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29.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arranger or any Ancillary L/C Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.6	Business with the Group

The Agent, the Arranger and each Ancillary L/C Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	unless it has received notice to the contrary, Clause 22.14 (Sanctions) and Clause 25.9 (Sanctions) confer rights on each Finance Party (including voting rights where the amendment, waiver, determination or direction relates to Clause 22.14 (Sanctions) and/or Clause 25.9 (Sanctions)); and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

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(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)	Without prejudice to the generality of paragraph (g) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders, as soon as reasonably practicable.

29.8	Responsibility for documentation

None of the Agent, the Arranger or any Ancillary L/C Lender is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) provided by the Agent, the Arranger, an Ancillary L/C Lender, an Obligor or any other person in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

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(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information, the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

29.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), neither the Agent nor any Ancillary L/C Lender will be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever) but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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(b)	No Party (other than the Agent and an Ancillary L/C Lender) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary L/C Lender in respect of any claim it might have against the Agent or any Ancillary L/C Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or any Ancillary L/C Lender may rely on this Clause 29.10 subject to Clause 1.7 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it (and any relevant Affiliate of it) is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

29.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

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29.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or a member state of the European Union as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent, provided that the successor Agent is not incorporated in, or acting through an office situated in, a Non-Cooperative Jurisdiction.

(c)	The Company may, by giving no less than 30 days’ prior notice to the Agent (for itself and the other Finance Parties), replace the Agent by requiring the Finance Parties to appoint a replacement Agent if any amount payable under a Finance Document by a French Obligor becomes not deductible from that French Obligor’s taxable income for French tax purposes by reason of that amount (i) being paid or accrued to an Agent incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of that Agent in a financial institution situated in a Non-Cooperative Jurisdiction. In this case, the Agent shall resign and a replacement Agent shall be appointed by the Majority Lenders (after consultation with the Company) within 30 days after notice of replacement was given.

(d)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom or a member state of the European Union).

(e)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (d) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

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(i)	the Agent fails to respond to a request under Clause 16.8 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 16.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

29.13	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

29.15	Relationship with the Lenders

(a)	Subject to Clause 27.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the United Kingdom) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

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(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, email address and fax number (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, email address, fax number (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16	Credit appraisal by the Lenders and Ancillary L/C Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary L/C Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender or Ancillary L/C Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, and each Lender and Ancillary L/C Lender warrants to the Agent and the Arranger that it has not relied on and will not at any time rely on the Agent or the Arranger in respect of any of these matters.

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29.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.18	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.18 subject to Clause 1.7 (Third party rights) and the provisions of the Third Parties Act.

29.19	Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 29.18 (Role of Reference Banks), Clause 37.3 (Other exceptions) and Clause 39 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.7 (Third party rights) and the provisions of the Third Parties Act.

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

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(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments).

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)	This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

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(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.6	Ancillary L/C Lenders

(a)	This Clause 31 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary L/C Lender at any time prior to service of notice under Clause 26.12 (Acceleration).

(b)	Following service of notice under Clause 26.12 (Acceleration), this Clause 31 shall apply to all receipts or recoveries by Ancillary L/C Lenders.

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SECTION 11

ADMINISTRATION

32.	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary L/C Facility, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) other than a Non-Cooperative Jurisdiction, and with such bank as the Agent, in each case, specifies.

32.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor), Clause 32.4 (Clawback and pre-funding) and Clause 29.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party) other than a Non-Cooperative Jurisdiction.

32.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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(c)	If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the CRH Agent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account (which account shall bear interest at a market rate taking into account the currency and term of the deposit) held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank which is a regular acceptor of deposits and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 32.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 32.2 (Distributions by the Agent).

32.6	Partial payments

(a)	Subject to Clause 7.11 (Partial payments), if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent and the Arranger under the Finance Documents;

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(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (acting reasonably and after consultation with the CRH Agent); and

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(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably and after consultation with the CRH Agent).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the CRH Agent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the CRH Agent that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the CRH Agent, consult with the CRH Agent with a view to agreeing with the CRH Agent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the CRH Agent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the CRH Agent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.	NOTICES

33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

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33.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, the CRH Agent and each Original Obligor, that identified with its name below;

(b)	in the case of each Lender, each Ancillary L/C Lender or any other Obligor, that identified with its name below or, as applicable, in the Amendment and Restatement Agreement or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the CRH Agent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

33.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

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(i)	notify each other in writing of their email address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their email address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	The Agent, the CRH Agent, the Company and each Obligor agree (unless and until notified to the contrary) that email is an accepted form of communication between them, and their respective email addresses for the purposes of this Clause 33.5 (Electronic communication) as at the date of this Agreement (and unless and until changed in accordance with paragraph (a)(ii) above) are those identified next to their respective names in the signature pages of this Agreement.

(d)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.5.

33.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	CALCULATIONS AND CERTIFICATES

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

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34.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

34.4	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

35.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No waiver or election to affirm any Finance Document on the part of any Finance Party shall be effective unless in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	AMENDMENTS AND WAIVERS

37.1	Required consents

(a)	Subject to Clause 37.2 (All Lender matters) and Clause 37.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the CRH Agent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.2	All Lender matters

Subject to Clause 37.4 (Replacement of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents (other than an extension to the Termination Date agreed to by a Lender pursuant to Clause 10.3 (Extension option));

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(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in or an extension of any Commitment (other than the increase in the size of a Facility in accordance with Clause 2.2 (Increase) or Clause 2.3 (Increase – Accordion Option));

(e)	a change to the Borrowers other than in accordance with Clause 28 (Changes to the Obligors), or the resignation by the Company as a Guarantor;

(f)	any provision which expressly requires the consent of all the Lenders;

(g)	Clause 2.4 (Finance Parties’ rights and obligations), Clause 27 (Changes to the Lenders) or this Clause 37; or

(h)	the nature or scope of the guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity),

shall not be made without the prior consent of all the Lenders.

37.3	Other exceptions

(a)	An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, any Ancillary L/C Lender or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, that Ancillary L/C Lender or, as the case may be, that Reference Bank.

(b)	Any amendment or waiver which relates to paragraph (b) of Clause 22.14 (Sanctions), paragraph (b) of Clause 25.9 (Sanctions), paragraph (c) of Clause 37.7 (Excluded Commitments) or this paragraph (b) may only be made with the consent of each Restricted Lender.

37.4	Replacement of Screen Rate

(a)	Subject to Clause 37.3 (Other exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the CRH Agent.

(b)	If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 15 Business Days (unless the CRH Agent and the Agent agree to a longer time period in relation to any request) of that request being made:

(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

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37.5	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of a specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and:

(I)	to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above; and

(II)	to the extent that that reduction results in that Defaulting Lender’s Swingline Commitment being zero, that Defaulting Lender shall be deemed not to be a Swingline Lender for the purposes of paragraph (ii)(B) above.

(b)	For the purposes of this Clause 37.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b), (c) or (d) of the definition of Defaulting Lender has occurred and, in the case of the events or circumstances referred to in paragraph (a) of such definition, none of the exceptions to that paragraph apply, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

37.6	Replacement of a Defaulting Lender

(a)	The CRH Agent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of:

(A)	the undrawn Revolving Facility Commitment of that Lender; and

(B)	the undrawn Swingline Commitment of that Lender; or

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(iii)	require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility or the Swingline Facility, to a Lender or other bank or financial institution (a “Replacement Lender”) selected by the CRH Agent, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 37.6 shall be subject to the following conditions:

(i)	the CRH Agent shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the CRH Agent to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above;

(iv)	the Defaulting Lender shall not be obliged to transfer its rights and obligations pursuant to paragraph (a) above to the extent that the transfer would result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (h) of Clause 27.2 (Conditions of assignment or transfer); and

(v)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

37.7	Excluded Commitments

If:

(a)	any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders or Swingline Lenders under the terms of this Agreement within 15 Business Days of that request being made;

(b)	any Lender (including a Swingline Lender) which is not a Defaulting Lender fails to respond to such a request or such a vote within 15 Business Days of that request being made; or

(c)	any Lender notifies the Agent that, as a result of the operation of Clause 22.14 (Sanctions) and Clause 25.9 (Sanctions), it has no voting rights in relation to a specific voting of Lenders under the terms of this Agreement, (unless, in the case of paragraph (a) or (b) above, the CRH Agent and the Agent agree to a longer time period in relation to any request):

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(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender (and, if applicable, a Swingline Lender) shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders (including Swingline Lenders) has been obtained to approve that request.

38.	CONFIDENTIAL INFORMATION

38.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information

Any Finance Party may, subject (where applicable) to the provisions of article L.511-33 of the French Code monétaire et financier, disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

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(iii)	appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights);

(vii)	who invests (or potentially may invest) in a securitisation (or similar transaction of broadly equivalent effect) of that Finance Party’s rights or obligations under the Finance Documents;

(viii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(ix)	who is a Party; or

(x)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (v), (vi), (vii) and (viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

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(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

38.3	Disclosure to numbering service providers

(a)	Any Finance Party may, subject (where applicable) to the provisions of article L.511-33 of the French Code monétaire et financier, disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 41 (Governing Law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	the Base Currency and the Optional Currencies of the Facilities;

(xi)	type of the Facilities;

(xii)	ranking of the Facilities;

(xiii)	Termination Date of the Facilities;

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(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the CRH Agent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the CRH Agent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

38.4	Entire agreement

Subject (where applicable) to the provisions of article L.511-33 of the French Code monétaire et financier, this Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company and the CRH Agent:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.

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38.7	Continuing obligations

The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

39.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 7.5 (Interest) or Clause 12.4 (Notification of rates of interest); and

(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender, Swingline Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives (in the case of the Agent, for the purposes of any administrative function or service being provided by such person to the Agent with respect to the Finance Documents) if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)	The Agent’s obligations in this Clause 39 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 7.5 (Interest) or Clause 12.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

39.2	Other obligations

(a)	The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender, Swingline Lender or Reference Bank, as the case may be:

(i)	of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 39.1 (Confidentiality and disclosure) (above) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 39.

40.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SECTION 12

GOVERNING LAW AND ENFORCEMENT

41.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

42.	ENFORCEMENT

42.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising from or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 42.1 is for the benefit of the Finance Parties only. As a result, and notwithstanding paragraph (a) above, any Finance Party may take proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

42.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints CRH (UK) Limited at c/o Tarmac, Company Secretary Office, Portland House, Bickenhill Lane, Solihull, Birmingham, West Midlands, B37 7BQ, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 1

THE ORIGINAL PARTIES

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART I

THE ORIGINAL BORROWERS

Name of Original Borrowers	Registration number (or equivalent, if any)

CRH Finance (U.K.) plc	02153217 (Registered in England)

CRH Finance Designated Activity Company (formerly known as CRH Finance Limited)	50074 (Registered in Ireland)

CRH Belgard Limited	89784 (Registered in Ireland)

CRH Funding B.V.	57502536 (Registered in the Netherlands)

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART IIA

THE ORIGINAL LENDERS

Note – the table below shows the Lenders and their Revolving Facility Commitments as at the Effective Time on the Effective Date, after giving effect to the transactions and adjustments contained in, and effected by, clause 4 (Amendment) of the Amendment and Restatement Agreement.

Name of Original Lender		Revolving Facility Commitment as at the Effective Date (EUR)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)

1.	Abbey National Treasury Services plc (trading as Santander Global Corporate Banking)	157,000,000	Not applicable

2.	Bank of America Merrill Lynch International Limited	157,000,000	Not applicable

3.	Bank of China Limited, London Branch	157,000,000	Not applicable

4.	Barclays Bank PLC	157,000,000	Not applicable

5.	BNP Paribas, Dublin Branch	157,000,000	Not applicable

6.	Citibank Europe PLC	157,000,000	Not applicable

7.	Commerzbank Aktiengesellschaft, London Branch	157,000,000	Not applicable

8.	Crédit Agricole Corporate and Investment Bank	157,000,000	Not applicable

9.	Danske Bank A/S, Dublin Branch	157,000,000	08/D/316495/DTTP Denmark

10.	HSBC Bank plc	157,000,000	Not applicable

11.	ING Bank N.V., Dublin Branch	157,000,000	1/I/70193/DTTP Netherlands

12.	JPMorgan Chase Bank N.A., London Branch	157,000,000	Not applicable

13.	Mizuho Bank, Ltd.	157,000,000	Not applicable

14.	RBC Europe Limited	80,000,000	Not applicable

15.	Royal Bank of Canada	77,000,000	Not applicable

16.	Societe Generale, London Branch	157,000,000	Not applicable

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

Name of Original Lender		Revolving Facility Commitment as at the Effective Date (EUR)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)

17.	TD Bank Europe Ltd	157,000,000	Not applicable

18.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	157,000,000	43/B/322072/DTTP Japan

19.	The Royal Bank of Scotland plc	157,000,000	Not applicable

20.	UniCredit Bank Aktiengesellschaft, London Branch	157,000,000	Not applicable

21.	Wells Fargo Bank International UC (formerly known as Wells Fargo Bank International)	157,000,000	Not applicable

22.	DBS Bank Ltd, London Branch	90,000,000	Not applicable

23.	KBC Bank NV, London Branch	90,000,000	Not applicable

24.	Standard Chartered Bank	90,000,000	Not applicable

25.	UBS AG, London Branch	90,000,000	Not applicable

		EUR 3,500,000,000

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART IIB

THE ORIGINAL SWINGLINE LENDERS

Note – the table below shows the Swingline Lenders and their Swingline Commitments as at the Effective Time on the Effective Date, after giving effect to the transactions and adjustments contained in, and effected by, clause 4 (Amendment) of the Amendment and Restatement Agreement

Name of Original Swingline Lender		Swingline Commitment as at the Effective Date (EUR)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)

1.	Abbey National Treasury Services plc (trading as Santander Global Corporate Banking)	38,032,946	Not applicable

2.	Bank of America Merrill Lynch International Limited	38,032,946	Not applicable

3.	Barclays Bank PLC	38,032,946	Not applicable

4.	BNP Paribas, Dublin Branch	38,032,946	Not applicable

5.	Citibank Europe PLC	38,032,946	Not applicable

6.	Commerzbank Aktiengesellschaft, London Branch	38,032,946	Not applicable

7.	Crédit Agricole Corporate and Investment Bank	38,032,946	Not applicable

8.	HSBC Bank plc	38,032,946	Not applicable

9.	ING Bank N.V., Dublin Branch	38,032,946	1/I/70193/DTTP Netherlands

10.	JPMorgan Chase Bank N.A., London Branch	38,032,946	Not applicable

11.	Mizuho Bank, Ltd.	38,032,946	Not applicable

12.	RBC Europe Limited	17,142,857	Not applicable

13.	Royal Bank of Canada	20,890,089	Not applicable

14.	Societe Generale, London Branch	38,032,946	Not applicable

15.	TD Bank Europe Ltd	38,032,946	Not applicable

16.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	38,032,946	43/B/322072/DTTP Japan

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

17.	The Royal Bank of Scotland plc	38,032,946	Not applicable

18.	UniCredit Bank Aktiengesellschaft, London Branch	38,032,946	Not applicable

19.	Wells Fargo Bank International UC (formerly known as Wells Fargo Bank International)	38,032,946	Not applicable

20.	KBC Bank NV, London Branch	21,802,324	Not applicable

21.	Standard Chartered Bank	21,802,324	Not applicable

22.	UBS AG, London Branch	21,802,324	Not applicable

		EUR 750,000,000

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 2

CONDITIONS PRECEDENT

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION4

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board of directors or the relevant corporate body of each Original Obligor (or, in respect of the Company, a committee of the board of directors):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A copy of a resolution of the board of directors of the Company appointing the committee of the board of directors referred to in paragraph (b) above.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above (or, in the case of a German Obligor, referred to in paragraph (h)(ii) below).

(e)	A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(f)	A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect (as appropriate) as at a date no earlier than the date of this Agreement.

(g)	In respect of each French Borrower:

(i)	a reference to its constitutional documents in paragraph (a) above means its statuts;

(ii)	a certified copy of the original of an Extrait K-bis, Certificat de non-faillite and Etat des Inscriptions, dated not more than 15 days prior to the date of this Agreement; and

(iii)	an executed TEG Letter, duly countersigned by the French Borrower, substantially in the form set out in Schedule 15 (Form of TEG Letter).

(h)	In respect of each German Borrower:

(i)	a reference to its constitutional documents in paragraph (a) above means:

(A)	its Satzung or Gesellschaftsvertrag as applicable;

[4]	Schedule included for reference only. Each of the conditions precedent set out below was satisfied (or waived) prior to the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(B)	an extract from the commercial register (Handelsregister); and

(C)	a copy of the shareholder list (Gesellschafterliste), as filed with the commercial register (Handelsregister) relating to it,

in each case certified by the commercial register as of recent date; and

(ii)	a reference to a resolution of the board of directors in paragraph (b) above means a resolution (Gesellschafterbeschluss) signed by all the shareholders of that German Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and instructing the managing director(s) of that German Obligor to execute the Finance Documents to which it is a party and each such other resolution which might be required by that German Obligor’s Articles of Association (Satzung or Gesellschaftsvertrag as applicable).

2.	Legal opinions

(a)	A legal opinion of Clifford Chance LLP, London, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of Clifford Chance LLP, Amsterdam, legal advisers to the Arranger and the Agent in the Netherlands, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of A&L Goodbody Solicitors, Dublin, legal advisers to the Arranger and the Agent in Ireland, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.	Other documents and evidence

(a)	Evidence that any agent for service of process referred to in Clause 42.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 15 (Fees) and Clause 20 (Costs and Expenses) have been paid or will be paid on or by the first Utilisation Date.

(c)	Evidence that the facility made available under each Existing Bilateral Facility Agreement either (i) has been prepaid and cancelled in full on or prior to the first Utilisation Date or (ii) will be prepaid and cancelled in full from the proceeds of the first Utilisation of the Revolving Facility.

(d)	Evidence that the facility made available under the Existing Syndicated Facility Agreement either (i) has been prepaid and cancelled in full on or prior to the first Utilisation Date or (ii) will be prepaid and cancelled in full from the proceeds of the first Utilisation of the Revolving Facility.

(e)	The Original Financial Statements of each Original Obligor.

(f)	Each Fee Letter countersigned by the Company.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(g)	A copy of any other Authorisation or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary (if it has notified the CRH Agent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART II

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL BORROWER

1.	An Accession Letter, duly executed by the Additional Borrower, the Company and the CRH Agent.

2.	A copy of the constitutional documents of the Additional Borrower.

3.	A copy of a resolution of the board of directors of the Additional Borrower:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.	If an Additional Borrower is incorporated in France:

(a)	a reference to its constitutional documents in paragraph 2 above means its statuts;

(b)	a certified copy of the original of an Extrait K-bis, Certificat de non-faillite and Etat des Inscriptions, dated not more than 15 days prior to the date of the Accession Letter; and

(c)	an executed TEG Letter duly countersigned by the Additional Borrower, substantially in the form set out in Schedule 15 (Form of TEG Letter).

5.	If the Additional Borrower is incorporated in Germany:

(a)	a reference to its constitutional documents means:

(i)	(Satzung or Gesellschaftsvertrag as applicable) of the Additional Borrower;

(ii)	an extract from the commercial register (Handelsregister) of each Additional Borrower of recent date; and

(iii)	a copy of the shareholder list (Gesellschafterliste) of each Additional Borrower, as filed with the commercial register (Handelsregister) relating to it,

in each case certified by the commercial register as of recent date;

(b)	a specimen of the signature of each person authorised to sign on behalf of the Additional Borrower and to make or accept declarations under or in connection with this Agreement;

(c)	a copy of a resolution (Gesellschafterbeschluss) signed by all the shareholders or partners of that Additional Borrower approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and instructing the managing director(s) of that Additional Borrower to execute the Finance Documents to which it is a party and each such other resolution which might be required by that Additional Borrower’s Articles of Association (Satzung or Gesellschaftsvertrag as applicable); and

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(d)	a certificate of an authorised signatory of the relevant Additional Borrower certifying that each copy document relating to it specified in this Part II of Schedule 2 (Conditions Precedent) is correct, complete, up to date and in full force and effect as at a date no earlier than the date of the Accession Letter.

6.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

7.	A certificate of the Additional Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

8.	A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part II of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect (as applicable) as at a date no earlier than the date of the Accession Letter.

9.	If applicable, a copy of the resolution of the board of supervisory directors of each Dutch Borrower approving the resolutions of the board of managing directors referred to under paragraph 3 above.

10.	A copy of any other Authorisation or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

11.	If applicable, a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement, and (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the Finance Documents.

12.	If available, the latest audited financial statements of the Additional Borrower.

13.	A legal opinion of Clifford Chance LLP, London, legal advisers to the Arranger and the Agent in England.

14.	If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Borrower is incorporated.

15.	If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the agent for service of process specified in Clause 42.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 3

REQUESTS

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART I

UTILISATION REQUEST

REVOLVING FACILITY LOANS

From:	[CRH Agent on behalf of] / [name of relevant Borrower]

To:	[ ] as Agent

Dated: [                     ]

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request in respect of the Revolving Facility. Terms defined in the Agreement have the same meanings in this Utilisation Request unless given different meanings in this Utilisation Request.

2.	We wish to borrow a Revolving Facility Loan on the following terms:

Borrower:	[ ]

Facility to be utilised:	the Revolving Facility

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility[5]

Interest Period:	[1/2/3/6 Months]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

[5]	WARNING: Please ensure that the share of each Lender in any Utilisation is:

i.	until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, at least equal to the amount required at such time for such Lender to be deemed a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht); and

ii.	as soon as the interpretation of the term “public” has been published by the competent authority, at least equal to the amount required at such time for the such Lender not be part of the “public” on the basis of such interpretation.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

Yours faithfully

authorised signatory for
[CRH Agent on behalf of]/[name of relevant Borrower]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART II

UTILISATION REQUEST

SWINGLINE LOANS

From:	[CRH Agent on behalf of] / [name of relevant Borrower]

To:	[Agent]

Dated:

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request in respect of the Swingline Facility. Terms defined in the Agreement have the same meanings in this Utilisation Request unless given different meanings in this Utilisation Request.

2.	We wish to borrow a Swingline Loan on the following terms:

Borrower:	[

]

Proposed Utilisation Date:	[ ] (or, if that is not a Swingline Business Day, the next Swingline Business Day)

Facility to be utilised:	Swingline Facility

Currency of Swingline Loan:	[Euro] / [dollars]

Amount:	[EUR] / [$] [ ] or, if less, the Available Swingline Facility[6]

Interest Period:	[ ]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.4 (Swingline Lenders’ participation) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Swingline Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

[6]	WARNING: Please ensure that the share of each Lender in any Utilisation is:

i.	until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, at least equal to the amount required at such time for such Lender to be deemed a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht); and

ii.	as soon as the interpretation of the term “public” has been published by the competent authority, at least equal to the amount required at such time for the such Lender not be part of the “public” on the basis of such interpretation.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

Yours faithfully

authorised signatory for
[CRH Agent on behalf of]/[name of relevant Borrower]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent (with a copy to the CRH Agent)

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)[7]

Dated:	[ ]

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meanings in this Transfer Certificate unless given different meanings in this Transfer Certificate.

2.	We refer to Clause 27.5 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, email address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic communication) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms that it is:

(a)
(i)	[not a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender, other than a UK Treaty Lender; or]

(iii)	[a UK Treaty Lender; and]

[7]	WARNING: Please ensure that the rights acquired or the consideration paid by the New Lender is:

i.	until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, at least equal to the amount required at such time for the New Lender to be deemed a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht); and

ii.	as soon as the interpretation of the term “public” has been published by the competent authority, at least equal to the amount required at such time for the New Lender not be part of the “public” on the basis of such interpretation.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)

(i)	[not a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender, other than an Irish Treaty Lender; or]

(iii)	[an Irish Treaty Lender; and][8]

(c)

(i)	[not a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; and][9]
(d)

(i)	[not a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender, other than a French Treaty Lender; or]

(iii)	[a French Treaty Lender; and][10]

(iv)	[not][11] incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction; and
(e)

(i)	[not a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender, other than a German Treaty Lender; or]

(iii)	[a German Treaty Lender.][12]

5.	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][13], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, requests that the CRH Agent notifies:

(a)	each UK Obligor which is a Party as a Borrower as at the Transfer Date; and

[8]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[9]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[10]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[11]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[12]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[13]	Insert jurisdiction of tax residence.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(b)	each Additional Borrower which is a UK Obligor and which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to this Agreement.]14

6.	The New Lender confirms that it (or one of its Affiliates) is an Ancillary L/C Lender and shall make available an Ancillary L/C Facility.

7.	The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (b) of Clause 29.1 (Appointment of the Agent).

8.	The Parties agree that this transfer shall constitute a novation within the meaning of Article 1271 et seq. of the French Code civil and that all rights of the Finance Parties relating to the Obligors shall be transferred and maintained in full force and effect.

9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

10.	This Transfer Certificate and any non contractual obligations arising out of or in connection with it are governed by English law.

11.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[14]	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.3

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

THE SCHEDULE

COMMITMENT/SWINGLINE COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, email address, fax number and attention details for notices and account details for payments,]

[Existing Lender]
[New Lender]

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                        ].

[                        ] as Agent

By:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Agent (with a copy to the CRH Agent)

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)[15]

Dated:

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meanings in this Assignment Agreement unless given different meanings in this Assignment Agreement.

2.	We refer to Clause 27.6 (Procedure for assignment):

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)	The New Lender confirms that it (or one of its Affiliates) becomes, on the Transfer Date, an Ancillary L/C Lender and shall make available an Ancillary L/C Facility.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, email address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic communication) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

[15]	WARNING: Please ensure that the share of each Lender in any Utilisation is:

i.	until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, at least equal to the amount required at such time for the New Lender to be deemed a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht); and

ii.	as soon as the interpretation of the term “public” has been published by the competent authority, at least equal to the amount required at such time for the New Lender not be part of the “public” on the basis of such interpretation.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

7.	The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (b) of Clause 29.1 (Appointment of the Agent).

8.	The New Lender confirms that it is:

(a)

(i)	[not a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender, other than a UK Treaty Lender; or]

(iii)	[a UK Treaty Lender; and]
(b)

(i)	[not a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender, other than an Irish Treaty Lender; or]

(iii)	[an Irish Treaty Lender; and][16]
(c)

(i)	[not a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; and][17]
(d)

(i)	[not a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender, other than a French Treaty Lender; or]

(iii)	[a French Treaty Lender; and][18]

(iv)	[not][19] incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction[20]; and

[16]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[17]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[18]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[19]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[20]	The New Lender may, in the case of an assignment of rights in accordance with Clause 27 (Changes to the Lenders) by the Existing Lender under this Assignment Agreement, if it considers it necessary to make the assignment effective as against third parties, arrange for it to be notified by way of signification to the Borrower in accordance with Article 1690 of the French Code civil.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(e)

(i)	[not a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender, other than a German Treaty Lender; or]

(iii)	[a German Treaty Lender.][21]

9.	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][22], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the CRH Agent notifies:

(a)	each UK Obligor which is a Party as a Borrower as at the Transfer Date, and

(b)	each Additional Borrower which is a UK Obligor and which becomes an Additional Borrower after the Transfer Date that it wishes that scheme to apply to the Agreement.]23

[9/10].	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Confirmation to CRH Agent), to the CRH Agent (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[10/11].	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

[11/12].	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[12/13].	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

[21]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

[22]	Insert jurisdiction of tax residence.

[23]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, email address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [                        ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	[ ] as Agent

From:	[Subsidiary], the Company and the CRH Agent

Dated:	[ ]

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meanings in this Accession Letter unless given different meanings in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 28.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	The Guarantor confirms that it will guarantee in accordance with Clause 21 (Guarantee and Indemnity) of the Agreement all the payment obligations of [Subsidiary] under the Finance Documents in all respects in accordance with the terms of the Agreement.

4.	[Subsidiary’s] administrative details are as follows:

Address:	[ ]

Email address:	[ ]

Fax No:	[ ]

Attention:	[ ]

5.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

CRH plc

By:

CRH Finance Designated Activity Company (formerly known as CRH Finance Limited)

By:

[SUBSIDIARY]

By:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	[ ] as Agent

From:	[resigning Borrower] and CRH Finance Designated Activity Company (formerly known as CRH Finance Limited) as the CRH Agent

Dated:	[ ]

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meanings in this Resignation Letter unless given different meanings in this Resignation Letter.

2.	Pursuant to Clause 28.3 (Resignation of a Borrower) we request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.

3.	We confirm that no Default is continuing or would result from the acceptance of this request.

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

CRH Finance Designated Activity Company (formerly known as CRH Finance Limited)

By:

[SUBSIDIARY]

By:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	CRH plc

Dated:	[ ]

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meanings when used in this Compliance Certificate unless given different meanings in this Compliance Certificate.

2.	We confirm that:

(a)	In respect of the most recent Relevant Period, the ratio of Consolidated PBITDA to Consolidated Net Interest Expense was not less than 4.5:1.

(b)	Consolidated Shareholders’ Funds are not less than Minimum Consolidated Shareholders’ Funds.

(c)	Minimum Consolidated Shareholders’ Funds applying for the Relevant Period are calculated as set out below:

EUR (million)
Initial Minimum Consolidated Shareholders’ Funds	5,000

Currency translation effect for the financial year ended 31 December 2014	X,XXX

Currency translation effect for the financial year ended 31 December 2015	X,XXX

X,XXX

Adjusted Minimum Consolidated Shareholders’ Funds	X,XXX

3.	[We confirm that no Default is continuing.][24]

Director of Company

Director of Company

[24]	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 9

TIMETABLES

	Loans in euro	Loans in domestic sterling	Loans in other currencies

Agent confirms to the CRH Agent if a currency is approved as an Optional Currency in accordance with paragraph (b) of Clause 4.3 (Conditions relating to Optional Currencies)	—	—	U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	U-3 5.00 p.m.	U-1 5.00 p.m.	U-3 5.00 p.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U-2 9.30 a.m.	U 9.30 a.m.	U-2 9.30 a.m.

Agent notifies the Lenders of the	U-2	U	U-2
Loan in accordance with Clause 5.4 (Lenders’ participation)	9.30 a.m.	9.30 a.m.	9.30 a.m.

Agent receives a notification from a	Quotation Day	Quotation Day	Quotation Day
Lender under Clause 8.2 (Unavailability of a currency)	10.00 a.m.	10.00 a.m.	10.00 a.m.

Agent gives notice in accordance with	Quotation Day	Quotation Day	Quotation Day
Clause 8.2 (Unavailability of a currency)	10.30 a.m.	10.30 a.m.	10.30 a.m.

LIBOR or EURIBOR is fixed	Quotation Day as of 11.00 a.m. London time in respect of LIBOR and as of 11.00 a.m. Brussels time in respect of EURIBOR	Quotation Day as of 11.00 a.m.	Quotation Day as of 11.00 a.m.

Reference Bank Rate calculated by	Noon on the	Noon on the	Noon on the
reference to available quotations in	Quotation Day in	Quotation Day	Quotation Day in
accordance with Clause 14.2	respect of LIBOR		respect of LIBOR
(Calculation of Reference Bank Rate)	and Quotation Day 11.30 a.m.
(Brussels time) in
respect of
EURIBOR

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

“U” = date of utilisation

“U - X” = Business Days prior to date of utilisation

SWINGLINE LOANS

	Swingline Loans in euro	Swingline Loans in dollars
Delivery of a duly completed Utilisation Request	U	U
(Clause 6.2 (Delivery of a Utilisation Request for	11.00 a.m.	11.00 a.m.
Swingline Loans))	(London time)	(New York time)

Agent determines Federal Funds Rate and the prime	U	U
commercial lending rate in dollars (for Swingline Loans	11.00 a.m.	11.00 a.m.
in dollars) and Overnight LIBOR (for Swingline Loans in the Base Currency) under Clause 7.5 (Interest)	(London time)	(New York time)

Agent determines (in relation to a Utilisation) the Base	U	U
Currency Amount of the Swingline Loan, if required	Noon	Noon
under Clause 6.4 (Swingline Lenders’ participation) and notifies each Swingline Lender of the amount of its participation in the Swingline Loan under Clause 6.4 (Swingline Lenders’ participation)	(London time)	(New York time)

“U” = date of utilisation

“U - X” = Business Days prior to date of utilisation

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 10

ANCILLARY L/C FACILITIES

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART I

TERMS OF AN ANCILLARY L/C FACILITY

1.	General

In this Schedule 10:

(a)	“Expiry Date” means, for a Letter of Credit, the last day of its Term;

(b)	“Renewal Request” means a written notice delivered to the relevant Ancillary L/C Lender in accordance with paragraph 7 (Renewal of a Letter of Credit);

(c)	“Specified Time” means the time specified in Part III (Timetable – Letters of Credit) of this Schedule 10;

(d)	“Term” means each period under this Agreement for which the relevant Ancillary L/C Lender is under a liability under a Letter of Credit;

(e)	“Utilisation Date” means the date on which the relevant Ancillary L/C Facility is utilised;

and

(f)	“Utilisation Request” means a utilisation request relating to a Letter of Credit, substantially in the form of Part II (Utilisation Request – Letters of Credit) of this Schedule 10.

Unless otherwise defined in this Schedule 10, terms defined in the Agreement shall bear the same meanings in this Schedule 10.

2.	Ancillary L/C Facility

The Ancillary L/C Facility shall be utilised by way of Letters of Credit.

3.	Delivery of a Utilisation Request

A Borrower may request a Letter of Credit to be issued by procuring the CRH Agent (on its behalf) to deliver to the relevant Ancillary L/C Lender a duly completed Utilisation Request substantially in the form of Part II (Utilisation Request – Letters of Credit) of this Schedule 10 not later than the Specified Time.

4.	Completion of a Utilisation Request for Letters of Credit

A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies the proposed date of issue of the Letter of Credit which must be a Business Day within the Availability Period;

(b)	the currency and amount of the Letter of Credit comply with paragraph 5 (Currency and amount);

(c)	the form of Letter of Credit is attached;

(d)	the Expiry Date of the Letter of Credit falls on or before the Termination Date;

(e)	the delivery instructions for the Letter of Credit are specified; and

(f)	it specifies the identity of the beneficiary of the Letter of Credit.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

5.	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency or such other currency as is agreed between the CRH Agent and the relevant Ancillary L/C Lender.

(b)	The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Ancillary L/C Commitment and which is:

(i)	if the currency selected is the Base Currency, a minimum of EUR5,000,000 or, if less, the Available Ancillary L/C Commitment;

(ii)	if the currency selected is sterling, a minimum of £5,000,000 or, if less, the Available Ancillary L/C Commitment;

(iii)	if the currency selected is dollars, a minimum of $5,000,000 or, if less, the Available Ancillary L/C Commitment;

(iv)	if the currency selected is Swiss francs, a minimum of CHF5,000,000 or, if less, the Available Ancillary L/C Commitment; or

(v)	if the currency selected is neither the Base Currency, sterling, Swiss francs nor dollars, the minimum amount (and, if required, integral multiple) specified by the relevant Ancillary L/C Lender or, if less, the Available Ancillary L/C Commitment.

6.	Issue of Letters of Credit

(a)	If:

(i)	the conditions set out in this Schedule 10 have been met; and

(ii)	in relation to the proposed beneficiary of the requested Letter of Credit:

(A)	it is not unlawful in any applicable jurisdiction for that Ancillary L/C Lender to issue the requested Letter of Credit to the proposed beneficiary; and

(B)	that Ancillary L/C Lender is satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the proposed beneficiary, the relevant Ancillary L/C Lender shall issue the requested Letter of Credit on the Utilisation Date.

(b)	The relevant Ancillary L/C Lender will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)	in the case of a Letter of Credit renewed in accordance with paragraph 7 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed utilisation and, in the case of any other utilisation, no Default is continuing or would result from the proposed utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

7.	Renewal of a Letter of Credit

(a)	A Borrower may request any Letter of Credit issued on its behalf be renewed by delivery to the relevant Ancillary L/C Lender of a Renewal Request not later than the Specified Time.

(b)	Any Renewal Request shall be treated in the same way as a Utilisation Request except that the condition set out in paragraph (c) of paragraph 4 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	If the conditions set out in this Schedule 10 have been met, the relevant Ancillary L/C Lender shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

8.	Revaluation of Letters of Credit

(a)	If any Letter of Credit is denominated in a currency other than the Base Currency, the relevant Ancillary L/C Lender shall confirm the face value of that Letter of Credit to the Agent upon its issue and shall at three monthly intervals after the date of issue of that Letter of Credit notify the Agent of the outstanding amount of that Letter of Credit whereupon the Agent shall recalculate the Base Currency Amount of that Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)	A Borrower shall, if requested by the Agent within 5 days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient amounts outstanding under the Letter of Credit requested by it are prepaid to prevent the Base Currency Amount of that Letter of Credit, when aggregated with all Ancillary L/C Outstandings, exceeding the Total Commitments following any adjustment to a Base Currency Amount under paragraph (a) above.

9.	Letter of Credit Fee

(a)	Each Borrower shall pay to each Ancillary L/C Lender a letter of credit fee in euro computed at the same rate as the Margin on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(b)	The accrued letter of credit fee on a Letter of Credit shall be payable to the relevant Ancillary L/C Lender on the last day of each successive period of three months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(c)	If a Borrower cash covers all or any part of a Letter of Credit then:

(i)	the letter of credit fee payable for the account of the relevant Ancillary L/C Lender shall continue to be payable until the expiry of the relevant Letter of Credit; and

(ii)	the relevant Borrower will be entitled to withdraw the interest accrued on the cash cover to pay those fees.

10.	Claims under a Letter of Credit

(a)	Each Borrower irrevocably and unconditionally authorises the relevant Ancillary L/C Lender to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a “claim”).

(b)	Each Borrower which has requested a Letter of Credit shall immediately on demand pay to the relevant Ancillary L/C Lender an amount equal to the amount of any claim under that Letter of Credit.

(c)	Each Borrower which has requested a Letter of Credit acknowledges that the relevant Ancillary L/C Lender:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this Schedule 10 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

11.	Indemnity

(a)	Each Borrower which requested a Letter of Credit shall immediately on demand indemnify the relevant Ancillary L/C Lender against any cost, loss or liability incurred by that Ancillary L/C Lender (otherwise than by reason of that Ancillary L/C Lender’s negligence or wilful misconduct) as a result of issuing a Letter of Credit requested by that Borrower.

(b)	The Contracts (Rights of Third Parties) Act 1999 shall apply to this paragraph 11 but only for the benefit of the other Lender, subject always to the terms of Clause 41 (Governing Law) and Clause 42 (Enforcement).

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

12.	Address for notices

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the relevant Ancillary L/C Lender for any communication or document to be made or delivered under or in connection with the Finance Documents or any Letter of Credit is that notified in writing to the Agent and the CRH Agent prior to the relevant Ancillary L/C Commencement Date or any substitute address, email address, fax number or department or officer as the relevant Ancillary L/C Lender may notify to the Agent and the CRH Agent by not less than five Business Days’ notice.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART II

UTILISATION REQUEST – LETTERS OF CREDIT

From:	[CRH Agent on behalf of] / [Borrower]

To:	[Ancillary L/C Lender]

Dated:

Dear Sirs

CRH plc – Ancillary L/C Facility with [____________] as Ancillary L/C Lender,

made under a EUR 3,500,000,000 Facility Agreement originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We wish to arrange for a Letter of Credit to be issued by you on the following terms:

Borrower:	[ ]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency:	[ ]

Amount:	[ ] or, if less, the Available Ancillary L/C Commitment

Beneficiary:	[ ]

Term or Expiry Date:	[ ]

2.	We confirm that each condition specified in paragraph 6 (Issue of Letters of Credit) of Part I of Schedule 10 (Ancillary L/C Facilities) of the Agreement is satisfied on the date of this Utilisation Request.

3.	We attach a copy of the proposed Letter of Credit.

4.	This Utilisation Request is irrevocable.

Delivery Instructions:

[specify delivery instructions]

Yours faithfully

authorised signatory for

[CRH Agent on behalf of] / [name of relevant Borrower]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART III

TIMETABLE – LETTERS OF CREDIT

Delivery of a duly completed Utilisation Request	U - 3 (5.00pm)

Delivery of a duly completed Renewal Request	U - 3 (5.00pm)

“U” = date of utilisation

“U – X” = Business Days prior to date of utilisation

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

PART IV

FORM OF LETTER OF CREDIT

To:	[Beneficiary]

(the “Beneficiary”)

[Date]

Irrevocable Standby Letter of Credit no. [____________]

At the request of [____________], [Issuer] (the “Issuer”) issues this irrevocable standby letter of credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].

“Demand” means a demand for a payment under this Letter of Credit in the form of the Schedule to this Letter of Credit.

“Expiry Date” means [                    ].

“Total L/C Amount” means [                    ].

2.	Issuer’s agreement

(a)	The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuer a duly completed Demand. A Demand must be received by the Issuer by [ ] p.m. ([London] time) on the Expiry Date.

(b)	Subject to the terms of this Letter of Credit, the Issuer unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)	The Issuer will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)	The Issuer will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing as the date upon which the obligations of the Issuer under this Letter of Credit are released.

(b)	Unless previously released under paragraph (a) above, on [ ] p.m. ([London] time) on the Expiry Date the obligations of the Issuer under this Letter of Credit will cease with no further liability on the part of the Issuer except for any Demand validly presented under the Letter of Credit that remains unpaid.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(c)	When the Issuer is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuer.

4.	Payments

All payments under this Letter of Credit shall be made in [                        ] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by [letter, fax, telex or authenticated SWIFT notification]25 and must be received in legible form by the Issuer at its address and by the particular department or officer (if any) as follows:

[                                                                                                                                                                                                                                  ]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).

Yours faithfully,

[Issuer]

By:

[25]	Delete as applicable

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE

FORM OF DEMAND

To:	[Issuer]

[Date]

Dear Sirs

Standby Letter of Credit no. [                    ] issued in favour of [BENEFICIARY] (the “Letter of Credit”)

1.	We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meanings when used in this Demand.

2.	We certify that the sum of [ ] is due [and has remained unpaid for at least [ ] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [ ].

3.	Payment should be made to the following account:

Name:

Account Number:

Bank:

4.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)                                                        (Authorised Signatory)

                                                                                             For

                                                                                             [Beneficiary]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 11

FORM OF EXTENSION NOTICE

From:	CRH Finance Designated Activity Company (formerly known as CRH Finance Limited) as CRH Agent

To:	[__________] as Agent

Dated:

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

We refer to the Agreement. Terms defined in the Agreement have the same meanings in this notice unless given different meanings in this notice.

1.	We request an extension of the Termination Date pursuant to Clause 10.3 (Extension option) of the Agreement from [the date which five years after the Effective Date] / [the date which is six years after the Effective Date] to [the date which is six years after the Effective Date] / [the date which is seven years after the Effective Date].

2.	We confirm that as of the date hereof:

(a)	no Default or Event of Default is continuing or would result from the extension of the Termination Date [to the First Extended Termination Date] / [from the First Extended Termination Date to the Second Extended Termination Date][26]; and

(b)	the Repeating Representations are true in all material respects.

3.	This notice shall be irrevocable.

Yours faithfully

____________________________________

CRH Finance Designated Activity Company (formerly known as CRH Finance Limited)

[26]	Amend as applicable.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 12

FORM OF INCREASE CONFIRMATION

To: [___________] as Agent (with a copy to the CRH Agent)

From: [the Increase Lender] (the “Increase Lender”)27

Dated:

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meanings in this Increase Confirmation unless given different meanings in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase).

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment [(and Swingline Commitment)] specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender [and an Original Swingline Lender] under the Agreement.

4.	[In relation to its Swingline Commitment, the Increase Lender will be a Swingline Lender.]

5.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

6.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender and the Increase Lender (or one of its Affiliates) shall, on and from the Increase Date, become an Ancillary L/C Lender and shall make available an Ancillary L/C Facility.

7.	The Facility Office and address, email address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic communication) are set out in the Schedule.

8.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase).

9.	The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (b) of Clause 29.1 (Appointment of the Agent).

[27]	WARNING: Please ensure that the rights acquired or the consideration paid by the Increase Lender is:

i.	until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, at least equal to the amount required at such time for the New Lender to be deemed a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht); and

ii.	as soon as the interpretation of the term “public” has been published by the competent authority, at least equal to the amount required at such time for the New Lender not be part of the “public” on the basis of such interpretation.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

10.	The Increase Lender confirms that it is:

(a)

(i)	[not a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender, other than a UK Treaty Lender; or]

(iii)	[a UK Treaty Lender; and]

(b)

(i)	[not a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender, other than an Irish Treaty Lender; or]

(iii)	[an Irish Treaty Lender; and][28]

(c)

(i)	[not a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender, other than a French Treaty Lender; or]

(iii)	[a French Treaty Lender; and][29]

(iv)	that it is [not][30] incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction; and

(d)

(i)	[not a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender, other than a German Treaty Lender; or]

(iii)	[a German Treaty Lender.][31]

11.	[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [___________]) and is tax resident in [___________][32], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the CRH Agent notifies:

[28]	Delete as applicable – each Increase Lender is required to confirm which of these categories it falls within.
[29]	Delete as applicable – each Increase Lender is required to confirm which of these categories it falls within.
[30]	Delete as applicable
[31]	Delete as applicable – each Increase Lender is required to confirm which of these categories it falls within.
[32]	Insert residence of tax jurisdiction.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(a)	each UK Obligor which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which is a UK Obligor and which becomes an Additional Borrower after the Increase Date,

that it wishes that scheme to apply to the Agreement.]33

[11/12].	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

[12/13].	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

[13/14].	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

[33]	Include if Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[Insert relevant details – including in respect of a Swingline Commitment]

[Facility office address, email address fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [________].

Agent

By:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 13

FORM OF ACCORDION INCREASE REQUEST

From:	CRH Finance Designated Activity Company (formerly known as CRH Finance Limited) as the CRH Agent

To:	[ ] as Agent

Dated:	[ ]

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is an Accordion Increase Request. Terms defined in the Agreement have the same meaning in this Accordion Increase Request unless given a different meaning in this Accordion Increase Request.

2.	We wish to request an increase of the Total Revolving Facility Commitments on the following terms:

Proposed Accordion Increase Date: [                ] (or, if that is not a Business Day, the next Business Day)

Accordion Increase Amount: [                ]

Total Revolving Facility Commitments following increase: [                ]

3.	The Accordion Increase Amount will be met by the following Accordion Increase Lenders increasing their Revolving Facility Commitments and/or acceding to the Agreement in respect of the Revolving Facility Commitments (as applicable) set out below:

Accordion Increase Lender	Current Revolving Facility Commitment (if applicable)	Revolving Facility Commitment after increase

[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

4.	This Accordion Increase Request is irrevocable.

Yours faithfully

Authorised signatory for CRH Finance Designated Activity Company (formerly known as CRH Finance Limited)

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 14

FORM OF ACCORDION INCREASE CONFIRMATION

To:	[ ] as Agent (with a copy to CRH Finance Designated Activity Company (formerly known as CRH Finance Limited) as the CRH Agent)

From:	[the Accordion Increase Lender] (the “Accordion Increase Lender”)[34]

Dated:

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is an Accordion Increase Confirmation. Terms defined in the Agreement have the same meaning in this Accordion Increase Confirmation unless given a different meaning in this Accordion Increase Confirmation.

2.	We refer to Clause 2.3 (Increase – Accordion Option).

3.	The Accordion Increase Lender agrees to assume and will assume all of the obligations corresponding to the Total Revolving Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Accordion Increase Lender and the Relevant Commitment is to take effect (the “Accordion Increase Date”) is [ ].

5.	[On the Accordion Increase Date, the Accordion Increase Lender becomes party to the Finance Documents as a Lender.]

6.	[The Facility Office and address, email address, fax number and attention details for notices to the Accordion Increase Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic Communication) are set out in the Schedule hereto.]

7.	The Accordion Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (j) of Clause 2.3 (Increase – Accordion Option).

8.	The Accordion Increase Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (b) of Clause 29.1 (Appointment of the Agent).

[34]	WARNING: Please ensure that the rights acquired or the consideration paid by the Accordion Increase Lender is:

i.	until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, at least equal to the amount required at such time for the New Lender to be deemed a professional market party within the meaning of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht); and

ii.	as soon as the interpretation of the term “public” has been published by the competent authority, at least equal to the amount required at such time for the New Lender not be part of the “public” on the basis of such interpretation.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

9.	[The Accordion Increase Lender confirms that it is:

(a)

(i)	[not a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender, other than a UK Treaty Lender; or]

(iii)	[a UK Treaty Lender; and]
(b)

(i)	[not a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender, other than an Irish Treaty Lender; or]

(iii)	[an Irish Treaty Lender; and][35]

(c)

(i)	[not a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender, other than a French Treaty Lender; or]

(iii)	[a French Treaty Lender; and][36]

(iv)	that it is [not][37] incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction; and

(d)

(i)	[not a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender, other than a German Treaty Lender; or]

(iii)	[a German Treaty Lender.][38]

10.	[The Accordion Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][39], so that

[35]	Delete as applicable – each Accordion Increase Lender is required to confirm which of these categories it falls within.

[36]	Delete as applicable – each Accordion Increase Lender is required to confirm which of these categories it falls within.

[37]	Delete as applicable

[38]	Delete as applicable – each Accordion Increase Lender is required to confirm which of these categories it falls within.

[39]	Insert jurisdiction of tax residence.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the CRH Agent notify:

(a)	each UK Obligor which is a Party as a Borrower as at the Accordion Increase Date; and

(b)	each Additional Borrower which is a UK Obligor and which becomes an Additional Borrower after the Accordion Increase Date,

that it wishes that scheme to apply to the Agreement.]40

11.	The Accordion Increase Lender confirms that it (or one of its Affiliates) is an Ancillary L/C Lender and shall make available an Ancillary L/C Facility.

12.	The Accordion Increase Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (b) of Clause 29.1 (Appointment of the Agent).

13.	This Accordion Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Increase Confirmation.

14.	This Accordion Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

15.	This Accordion Increase Confirmation has been entered into on the date stated at the beginning of this Accordion Increase Confirmation.

Note: The execution of this Accordion Increase Confirmation may not be sufficient for the Accordion Increase Lender to obtain the benefit of guarantees provided in respect of the Agreement in all jurisdictions. It is the responsibility of the Accordion Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of any guarantees in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

[40]	Include if Accordion Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Accordion Increase Lender

[Insert relevant details]

[Facility office address, email address, fax number and attention details for notices and account details for payments]

[Accordion Increase Lender]

By:

This Accordion Increase Confirmation is accepted as an Accordion Increase Confirmation for the purposes of the Agreement by the Agent and the Accordion Increase Date is confirmed as [                        ].

Agent

By:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 15

FORM OF TEG LETTER

To:	[ ] as a Borrower

From:	[ ] as Agent

Dated:	[ ]

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement originally

dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. This is a TEG Letter. Terms defined in the Agreement have the same meanings in this TEG Letter unless given different meanings in this TEG Letter.

2.	We confirm that this is the letter referred to in Clause 12.5 (Effective global rate) of the Agreement.

3.	The applicable taux effectif global, calculated on the basis of a 365-day[41] year, is for an Interest Period of [ ] and at [EURIBOR/LIBOR/Overnight LIBOR] rate of [ ] per cent. per annum, [TEG rate to be inserted] per cent. (which corresponds to a taux de période of [ ] per cent. [for a durée de période of [ ]]).[42]

4.	The above rate:

(a)	is given in order to comply with the provisions of articles L.313-1 et seq., R.313-1 et seq. of the French Code de la consommation and article L. 313-4 of the French Code monétaire et financier and on an indicative basis and for information only;

(b)	is calculated on the basis that:

(i)	drawdown for the full amount of the [Facilit[y/ies] has been made in [CURRENCY] on [DATE];

(ii)	the [EURIBOR/LIBOR/Overnight LIBOR] rate, expressed as an annual rate, is as fixed on [DATE];

(iii)	the Margin is [ ] (assuming that, as the case may be, such Margin will not be adjusted throughout the term of the Agreement); and

(c)	takes into account the various fees, costs and expenses payable by you under the Agreement (assuming that such fees, costs and expenses will remain unchanged throughout the term of the Agreement).

Please confirm your acceptance of the terms of this letter by signing and returning to us the enclosed copy.

[41]	366-day for a leap year.

[42]	To adapt according to the duration of the interest period.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

The Agent

By:

Acknowledged and accepted

By:

Date:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SCHEDULE 16

FORM OF DESIGNATION NOTICE

To:	[ ] (as Agent);

for itself and each of the other parties to the Agreement referred to below.

Cc:	[The CRH Agent]

From:	[Designating Lender] (the “Designating Lender”)

Dated:

Dear Sirs

CRH plc – EUR 3,500,000,000 Facility Agreement

originally dated 11 June 2014 (as amended and/or restated from time to time) (the “Agreement”)

1.	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Designation Notice.

2.	[We hereby designate our Affiliate (details of which are given below) as a Substitute Affiliate Lender in respect of any [Revolving Facility Loan]/[Swingline Loan] required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction or otherwise amend if certain currencies are affected etc.] (“Designated Loans”).][43]

OR

[We hereby designate our Facility Office (which Facility Office is the same legal entity as the Designating Lender), details of which are given below, as a Substitute Facility Office in respect of any [Revolving Facility Loan]/[Swingline Loan] required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction or otherwise amend if certain currencies are affected etc.] (“Designated Loans”).]44

3.	The details of the [Substitute Affiliate Lender]/[Substitute Facility Office] are as follows: Name: [ ]

[Facility Office: [                        ]]

Fax Number: [                        ]

Email address: [                        ]

Attention: [                        ]

Jurisdiction of Incorporation: [                        ]

[43]	Insert if a Substitute Affiliate Lender is being designated.

[44]	Insert if a Substitute Facility Office is being designated.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

4.	[The Substitute Affiliate Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (b) of Clause 29.1 (Appointment of the Agent).][45]

5.	[The Substitute Affiliate Lender confirms that it shall be treated as falling within the following category/ies as regards its taxation status:

(a)

(i)	[not a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (i) of the definition of Qualifying Lender, other than a UK Treaty Lender; or]

(iii)	[a UK Treaty Lender; and]

(b)

(i)	[not a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (ii) of the definition of Qualifying Lender, other than an Irish Treaty Lender; or]

(iii)	[an Irish Treaty Lender; and][46]

(c)

(i)	[not a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iii) of the definition of Qualifying Lender; and][47]

(d)

(i)	[not a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (iv) of the definition of Qualifying Lender, other than a French Treaty Lender; or]

(iii)	[a French Treaty Lender; and][48]

(iv)	[not]49 incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction; and

[45]	Insert if a Substitute Affiliate Lender is being designated.

[46]	Delete as applicable – each Substitute Affiliate Lender is required to confirm which of these categories it falls within.

[47]	Delete as applicable – each Substitute Affiliate Lender is required to confirm which of these categories it falls within.

[48]	Delete as applicable – each Substitute Affiliate Lender is required to confirm which of these categories it falls within.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

(e)

(i)	[not a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender; or]

(ii)	[a Qualifying Lender as defined in paragraph (v) of the definition of Qualifying Lender, other than a German Treaty Lender; or]

(iii)	[a German Treaty Lender.]50][51]

6.	[The Substitute Affiliate Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][52], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, requests that the CRH Agent notifies:

(a)	each UK Obligor which is a Party as a Borrower as at the date of this Designation Notice; and

(b)	each Additional Borrower which is a UK Obligor and which becomes an Additional Borrower after the date of this Designation Notice,

that it wishes that scheme to apply to this Agreement.]53

7.	[By countersigning this notice below the Substitute Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Loans as indicated above and agrees to be bound by the terms of the Facilities Agreement accordingly.][54]

8.	This Designation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

For and on behalf of	[For and on behalf of

[Designating Lender]	[Substitute Affiliate Lender]]

[49]	Delete as applicable – each Substitute Affiliate Lender is required to confirm which of these categories it falls within.

[50]	Delete as applicable – each Substitute Affiliate Lender is required to confirm which of these categories it falls within.

[51]	Insert if a Substitute Affiliate Lender is being designated.

[52]	Insert jurisdiction of tax residence.

[53]	Include if a Substitute Affiliate Lender is being designated and holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

[54]	Insert if a Substitute Affiliate Lender is being designated.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SIGNATURES TO THE AGREEMENT

The Company

CRH PLC

By:	MAEVE CARTON

Address:	Belgard Castle, Clondalkin, Dublin 22, Ireland

Fax:	+353 1 404 1007

Email address:	mail@crh.com

The Original Borrowers

CRH FINANCE (U.K.) PLC

By:	MAEVE CARTON

Address:	Leicester Road, Ibstock, Leicestershire, LE67 6HS, United Kingdom

Fax:	+44 (0) 1580 880 845

Email address:	mail@crh.com

CRH FINANCE DESIGNATED ACTIVITY COMPANY (FORMERLY KNOWN AS CRH FINANCE LIMITED)

By:	MAEVE CARTON

Address:	Belgard Castle, Clondalkin, Dublin 22, Ireland

Fax:	+353 1 404 1007

Email address:	mail@crh.com

CRH BELGARD LIMITED

By:	MAEVE CARTON

Address:	Belgard Castle, Clondalkin, Dublin 22, Ireland

Fax:	+353 1 404 1007

Email address:	mail@crh.com

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

CRH FUNDING B.V.

By:	MAEVE CARTON

Address:	Einsteinlaan 26, 2289 CC, Rijswijk (Z-H), The Netherlands

Fax:	+31 70 414 2409

Email address:	mail@crh.com

The CRH Agent

CRH FINANCE DESIGNATED ACTIVITY COMPANY (FORMERLY KNOWN AS CRH FINANCE LIMITED)

By:	MAEVE CARTON

Address:	Belgard Castle, Clondalkin, Dublin 22, Ireland

Fax:	+353 1 404 1007

Email address:	mail@crh.com

The Guarantor

CRH PLC

By:	MAEVE CARTON

Address:	Belgard Castle, Clondalkin, Dublin 22, Ireland

Fax:	+353 1 404 1007

Email address:	mail@crh.com

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

The Arranger

The bookrunners and mandated lead arrangers

ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL BANKING & MARKETS55)

By:	[***]

[***]

Address:	[***]

Email address:	[***]

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	[***]

Address:	[***]

Fax:	[***]

Email address	[***]

BANK OF CHINA LIMITED, LONDON BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

BARCLAYS BANK PLC

By:	[***]

Address:	[***]

Email address:	[***]

[55]	Abbey National Treasury Services plc now trades as Santander Global Corporate Banking.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

BNP PARIBAS, DUBLIN BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

DANSKE BANK A/S, DUBLIN BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

HSBC BANK PLC

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

ING BANK N.V., DUBLIN BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

J.P. MORGAN LIMITED

By:	[***]

Address:	[***]

Email address:	[***]

SOCIETE GENERALE, LONDON BRANCH

By:	[***]

Address:	[***]

Email address:	[***]

THE ROYAL BANK OF SCOTLAND PLC

By:	[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

UNICREDIT LUXEMBOURG S.A.

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

The mandated lead arrangers

CITIBANK EUROPE PLC[56]

By:	[***]

Address:	[***]

Email address:	[***]

STANDARD CHARTERED BANK

By:	[***]

Address:	[***]

Email address:	[***]

UBS LIMITED

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

WELLS FARGO BANK INTERNATIONAL[57]

By:	[***]

[***]

Address:	[***]

Email address:	[***]

[56]	Citibank Europe PLC became a bookrunner and mandated lead arranger on the Effective Date.
[57]	Wells Fargo Bank International is now known as Wells Fargo Bank International UC. Wells Fargo Bank International UC became a bookrunner and mandated lead arranger on the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

The Original Lenders

ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL BANKING & MARKETS58)

By:	[***]

[***]

Address:	[***]

Email address:	[***]

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

BANK OF CHINA LIMITED, LONDON BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

BARCLAYS BANK PLC

By:	[***]

Address:	[***]

Email address:	[***]

BNP PARIBAS, DUBLIN BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

[58]	Abbey National Treasury Services plc now trades as Santander Global Corporate Banking.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

DANSKE BANK A/S, DUBLIN BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

HSBC BANK PLC

By:	[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

ING BANK N.V., DUBLIN BRANCH

By:	[***]

[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

JPMORGAN CHASE BANK N.A., LONDON BRANCH

By:	[***]

Address:	[***]

Email address:	[***]

SOCIETE GENERALE, LONDON BRANCH

By:	[***]

Address:	[***]

Email address:	[***]

THE ROYAL BANK OF SCOTLAND PLC

By:	[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

CITIBANK EUROPE PLC

By:	[***]

Address:	[***]

Email address:	[***]

STANDARD CHARTERED BANK

By:	[***]

Address:	[***]

Email address:	[***]

WELLS FARGO BANK INTERNATIONAL[59]

By:	[***]

[***]

Address:	[***]

Email address:	[***]

[3]	Wells Fargo Bank International is now known as Wells Fargo Bank International UC.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

The Agent

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

Attention:	Agency Operations

The Original Swingline Agents

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

Attention:	Agency Operations

BANK OF AMERICA, N.A.

By:	[***]

Address:	[***]

Fax:	[***]

Email address:	[***]

Attention:	Credit Services, [***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SIGNATURES

The Company

CRH PLC

By:	ALAN CONNOLLY

The Guarantor

CRH PLC

By:	ALAN CONNOLLY

The CRH Agent

CRH FINANCE DESIGNATED ACTIVITY COMPANY

(formerly known as CRH Finance Limited)

By:	ALAN CONNOLLY

The Borrowers

CRH FINANCE (U.K.) PLC

By:	ALAN CONNOLLY

CRH FINANCE DESIGNATED ACTIVITY COMPANY

(formerly known as CRH Finance Limited)

By:	ALAN CONNOLLY

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

CRH BELGARD LIMITED

By:	ALAN CONNOLLY

CRH FUNDING B.V.

By:	ALAN CONNOLLY

CRH France

CRH FINANCE S.A.S.

By:	MAEVE CARTON

CRH Germany

CRH FINANCE GERMANY GMBH

By:	MAEVE CARTON

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

The Existing Lenders

ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL CORPORATE BANKING2)

By:	[***]

[***]

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	[***]

BANK OF CHINA LIMITED, LONDON BRANCH

By:	[***]

[***]

BARCLAYS BANK PLC

By:	[***]

[***]

BNP PARIBAS, DUBLIN BRANCH

By:	[***]

[***]

CITIBANK EUROPE PLC

By:	[***]

[2]	Note: Abbey National Treasury Services plc formerly traded as Santander Global Banking & Markets.

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:	[***]

[***]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	[***]

[***]

DANSKE BANK A/S, DUBLIN BRANCH

By:	[***]

[***]

HSBC BANK PLC

By:	[***]

[***]

ING BANK N.V., DUBLIN BRANCH

By:	[***]

[***]

JPMORGAN CHASE BANK N.A., LONDON BRANCH

By:	[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

SOCIETE GENERALE, LONDON BRANCH

By:	[***]

THE ROYAL BANK OF SCOTLAND PLC

By:	[***]

WELLS FARGO BANK INTERNATIONAL UC

(formerly known as Wells Fargo Bank International)

By:	[***]

STANDARD CHARTERED BANK

By:	[***]

The New Lenders

MIZUHO BANK, LTD.

By:	[***]

Address:	[***]

Email address:	[***]

Attention:	[***]

RBC EUROPE LIMITED

By:	[***]

Address:	[***]

Email address:	[***]

Fax number:	[***]

Attention:	[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

ROYAL BANK OF CANADA

By:	[***]

[***]

Address:	[***]

Email address:	[***]

Fax number:	[***]

Attention:	[***]

TD BANK EUROPE LTD

By:	[***]

[***]

Address:	[***]

Email address:	[***]

Attention:	[***]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	[***]

Address:	[***]

Email address:	[***]

Attention:	[***]

UNICREDIT BANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:	[***]

[***]

Address:	[***]

Email address:	[***]

Fax number:	[***]

Attention:	[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

DBS BANK LTD, LONDON BRANCH

By:	[***]

Address:	[***]

Email address:	[***]

Fax number:	[***]

Attention:	[***]

KBC BANK NV, LONDON BRANCH

By:	[***]

Address:	[***]

Email address:	[***]

Attention:	[***]

UBS AG, LONDON BRANCH

By:	[***]

[***]

Address:	[***]

Email address:	[***]

Fax number:	[***]

Attention:	[***]

The Departing Lenders

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	[***]

[***]

CONFIDENTIAL TREATMENT REQUESTED BY CRH PLC

UBS LIMITED

By:	[***]

[***]

UNICREDIT LUXEMBOURG S.A.

By:	[***]

[***]

The Agent

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	[***]

The Swingline Agents

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	[***]

BANK OF AMERICA, N.A.

By:	[***]